                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        ITT Educational Services, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                      1997
                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                         ITT EDUCATIONAL SERVICES, INC.

                        ITT EDUCATIONAL SERVICES, INC.

                      5975 CASTLE CREEK PARKWAY, N. DRIVE
                                P.O. BOX 50466
                          INDIANAPOLIS, IN 46250-0466

                                                                 March 28, 1997

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held at 1:00 p.m. on Tuesday, May 13, 1997, at The Carlton, 923 16th & K Streets, NW, Washington, D.C. 20006.

  We urge you to participate in the business of the Annual Meeting by completing and returning the enclosed proxy as promptly as possible. Your vote is important.

  The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by the shareholders. The Proxy Statement also contains information about the role and responsibility of the Board of Directors and the Committees of the Board and provides important information about each nominee for election as Director.

                                          Sincerely yours,

                                          LOGO

                                          Rene R. Champagne
                                          Chairman, President and Chief
                                           Executive Officer

                        ITT EDUCATIONAL SERVICES, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1997

  The 1997 Annual Meeting of Shareholders of ITT Educational Services, Inc. ("ESI") will be held at The Carlton, 923 16th & K Streets, NW, Washington, D.C. 20006, on Tuesday, May 13, 1997, at 1:00 p.m., local time, for the following purposes:

  1. To consider and vote upon two separate proposals described in the accompanying Proxy Statement providing for:

  Proposal One: Election of four Directors to serve until the 2000 Annual
                Meeting of Shareholders and until their successors are elected and have qualified.

  Proposal Two: Approval of the adoption by ESI of the 1997 ITT Educational
                Services, Inc. Incentive Stock Plan.

  2. To act upon such other matters that may properly come before the meeting.

  All shareholders of record at the close of business on March 14, 1997 will be entitled to vote at the meeting.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ADDRESSED, POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                          By Order of the Board of Directors,

                                          LOGO
                                          Clark D. Elwood, Secretary

                                          March 28, 1997

                        ITT EDUCATIONAL SERVICES, INC.
                      5975 CASTLE CREEK PARKWAY, N. DRIVE
                                P.O. BOX 50466
                          INDIANAPOLIS, IN 46250-0466

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 13, 1997

  This Proxy Statement and accompanying proxy are being furnished to shareholders on or about March 28, 1997, in connection with the solicitation by the Board of Directors of ITT Educational Services, Inc. ("ESI") of proxies to be voted at the 1997 Annual Meeting of Shareholders to be held at 1:00 p.m., local time, Tuesday, May 13, 1997, at The Carlton, 923 16th & K Streets, NW, Washington, D.C. 20006, for the purposes set forth in the accompanying Notice.

  The accompanying proxy represents all of the shares of ESI common stock, $0.01 par value per share (the "ESI Common Stock"), you are entitled to vote at the meeting. Each of the 26,999,952 shares of ESI Common Stock outstanding at the close of business on March 14, 1997, the record date for the meeting, are entitled to one vote at the meeting. The presence in person or by proxy of shareholders holding a majority of such shares will constitute a quorum for the transaction of business at the meeting.

  If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by giving written notice of revocation to ESI, executing a subsequently dated proxy that is delivered to ESI or attending the meeting and voting in person. Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for (a) the election as Directors of the nominees listed under Proposal One and (b) the approval of ESI's adoption of the 1997 ITT Educational Services, Inc. Incentive Stock Plan listed under Proposal Two. Election of Directors will be determined by the vote of the holders of a plurality of the shares voting on such election. The approval or denial of ESI's adoption of the 1997 ITT Educational Services, Inc. Incentive Stock Plan will be determined by the vote of the holders of a majority of shares present in person or represented by proxy at the meeting. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, neither broker non-votes nor abstentions will affect the determination of whether Proposal One will be approved. With respect to Proposal Two, broker non-votes will have no effect, but an abstention would have the same effect as a vote against such proposal.

  The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. If other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

  Present and former officers, Directors and other employees of ESI may solicit proxies by telephone, facsimile or mail, or by meetings with shareholders or their representatives. ESI will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. All expenses of solicitation of proxies will be borne by ESI.

  ITT Corporation, a Nevada corporation ("ITT") beneficially owns 83.3% of the outstanding shares of ESI Common Stock. Accordingly, ITT has sufficient shares to elect all nominees for Director and control the outcome of any other matters that may properly come before the meeting.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

  The Board of Directors of ESI currently consists of 10 Directors divided into three classes. The first and second classes contain three Directors each and the third class contains four Directors. The term of one class expires each year. Generally, each Director serves until the annual meeting of shareholders held in the year that is three years after such Director's election and thereafter until such Director's successor is elected and has qualified.

  At the meeting, four Directors are to be elected to hold office for a three-year term to expire at the 2000 annual meeting of shareholders and until their successors are elected and have qualified. Unless there is a contrary indication, the persons named in the accompanying form of proxy intend to vote such proxy for the election to the Board of Directors of Bette B. Anderson, Rand V. Araskog, Leslie Lenkowsky and Margita E. White, the current Directors whose terms expire this year.

  Each of the nominees has consented to serve as a Director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the persons named in the accompanying form of proxy intend to vote such proxy for the election of such other person as the Board may recommend. Alternatively, the Board may reduce the number of Directors to eliminate the vacancy.

  A brief summary of each Director's principal occupation, business affiliations and other information follows. Unless otherwise indicated, the principal occupation of each Director has been the same for the past five years. There is no family relationship between any of the Directors or executive officers of ESI.

NOMINEES FOR DIRECTOR

 NOMINEES FOR TERM EXPIRING AT 2000 ANNUAL MEETING.

  Bette B. Anderson, age 68, has served as vice chairman of Kelly, Anderson, Pethick & Associates, Inc., a Washington-based management firm ("KAP"), since January 5, 1996. Mrs. Anderson served as president of KAP from January 1, 1991 until January 5, 1996. Mrs. Anderson is also a director of ITT, Hartford Group, Inc., the Miller Foundation, the University of Virginia, American Bank Note Corporation and United Payors & United Providers, Inc., and a member of the Advisory Council of Girl Scouts of America. Mrs. Anderson has been a Director of ESI since 1994.

  Rand V. Araskog, age 65, has served as chairman and chief executive of ITT since December 1995. Mr. Araskog served as chief executive of ITT Corporation, formerly a Delaware corporation and now known as ITT Industries, Inc., an Indiana corporation and ITT's former parent corporation ("Old ITT"), from 1979 to December 1995, as chairman of Old ITT from 1980 to December 1995, and as president of Old ITT from March 1991 to December 1995. Mr. Araskog is also a director of ITT, Hartford Group, Inc., ITT Industries, Inc., Alcatel Alsthom of France, Dow Jones & Company, Inc., Rayonier, Inc. and Shell Oil Company. Mr. Araskog has been a Director of ESI since 1994.

  Leslie Lenkowsky, age 50, has been president of Hudson Institute, a public policy research institute, since August 1990. Dr. Lenkowsky is also a director of American United Life Pooled Equity Fund B and American United Life American Series Fund. Dr. Lenkowsky has been a Director of ESI since 1994.

  Margita E. White, age 59, has been president of the Association for Maximum Service Television, Inc., a television trade association, since 1987. She is also a director of ITT, Leitch Technology Corporation, The Growth Fund of Washington, Washington Mutual Investors Fund and Mitretek Systems. Mrs. White has been a Director of ESI since 1994

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED
ABOVE.

DIRECTORS CONTINUING IN OFFICE

 TERM EXPIRING AT 1998 ANNUAL MEETING.

  Rene R. Champagne, age 55, has been Chairman of ESI since October 1994, President and Chief Executive Officer of ESI since September 1985 and a Director of ESI since 1985.

  James D. Fowler, Jr., age 52, has served as president of Fowler & Associates, a consulting firm, since February 1996. Mr. Fowler served as director of government and community relations of Old ITT from November 1993 through January 1996. From January 1992 until November 1993, Mr. Fowler served as executive vice president and director of administration at ITT Consumer Financial Corporation, a consumer lending company and subsidiary of Old ITT. From April 1990 until January 1992, Mr. Fowler served as executive vice president and director of product management, marketing and administration at ITT Consumer Financial Corporation. Mr. Fowler has been a Director of ESI since 1994.

  Richard S. Ward, age 56, has served as executive vice president, general counsel and corporate secretary of ITT since November 1995. Mr. Ward served as executive vice president and general counsel of Old ITT from May 1994 to December 1995. From September 1992 until May 1994, Mr. Ward served as senior vice president and general counsel of Old ITT. Mr Ward served as vice president and associate general counsel of Old ITT from 1984 until August 1992. Mr. Ward has been a Director of ESI since 1994.

 TERM EXPIRING AT 1999 ANNUAL MEETING.

  Robert A. Bowman, age 41, has served as president and chief operating officer of ITT since December 1995. Mr. Bowman served as executive vice president and chief financial officer of Old ITT from September 1992 to December 1995. From April 1991 until July 1992 and from July 1992 until September 1992, Mr. Bowman served as senior vice president and chief financial officer and then as executive vice president and chief financial officer, respectively, of ITT Sheraton Corporation, a hospitality and entertainment company and a former subsidiary of Old ITT. Mr. Bowman was Treasurer of the State of Michigan from 1983 until December 1990. Mr. Bowman is also a director of ITT. Mr. Bowman has been a Director of ESI since 1994.

  John E. Dean, age 46, is a founding partner of the Washington, D.C. law firm Dean Blakey & Moskowitz, established July 1995. Prior to July 1995, Mr. Dean was a founding partner of the Clohan & Dean law firm, the predecessor to Dean Blakey & Moskowitz. Mr. Dean has been a Director of ESI since 1994.

  Vin Weber, age 44, is a partner at Clark & Weinstock Inc., a Washington, D.C. public relations firm. He is vice chairman and co-founder of Empower America, a public interest group. He is also a senior fellow at the University of Minnesota's Humphrey Institute of Public Affairs and co-director of the Institute's Policy Forum. Mr. Weber served in the U.S. House of Representatives from 1980 to 1992, representing Minnesota's 2nd district. He is also a director of ITT, Department 56, Inc., Mark Centers Trust, Inc., TCF Financial OneLink and Medvision. Mr. Weber has been a Director of ESI since 1994.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The standing committees of the Board of Directors are the Audit, Compensation, Legal and Public Affairs, and Nominating Committees.

  THE AUDIT COMMITTEE supports the independence of ESI's independent and internal auditors and the objectivity of ESI's financial statements. The Audit Committee (a) reviews ESI's principal policies for accounting, internal control and financial reporting, (b) recommends to the Board of Directors the engagement or discharge of the independent auditors, (c) reviews with the independent auditors the plan, scope and timing of their audit, (d) reviews the independent auditors' fees and (e) reviews with management the independent auditors' report after completion of the audit. The Audit Committee also reviews the annual financial statements of ESI, the independence of the independent auditors, the adequacy of ESI's internal accounting control system, and ESI's policies on business integrity and ethics and conflicts of interest. The Audit Committee held four meetings during 1996. The members of the Audit Committee are John E. Dean, Leslie Lenkowsky and Vin Weber.

  THE COMPENSATION COMMITTEE (a) reviews and makes recommendations to the Board of Directors with respect to the direct and indirect compensation and employee benefits of the Chairman and other elected officers of ESI, (b) reviews, administers and makes recommendations to the Board of Directors with respect to any incentive plans and bonus plans that include elected officers, and (c) reviews ESI's policies relating to the compensation of senior management and other employees, In addition, the Committee reviews management's long-range planning for executive development and succession, establishes and periodically reviews policies on perquisites, and performs certain other review functions relating to management compensation and employee relations policies. The Compensation Committee held three meetings during 1996. The members of the Compensation Committee are Bette B. Anderson, Rand V. Araskog and Margita E. White.

  THE LEGAL AND PUBLIC AFFAIRS COMMITTEE (a) reviews and considers major claims and litigation as well as legal, regulatory and related governmental policy matters affecting ESI, (b) reviews and approves management policies and programs relating to compliance with legal and regulatory requirements, business ethics and environmental matters, and (c) reviews and defines ESI's social responsibilities. The Legal and Public Affairs Committee held three meetings during 1996. The members of the Legal and Public Affairs Committee are John E. Dean, James D. Fowler, Jr., Leslie Lenkowsky, Richard S. Ward and Vin Weber.

  THE NOMINATING COMMITTEE makes recommendations concerning the organization, size and composition of the Board of Directors and its standing committees, proposes nominees for election to the Board and its standing committees, and considers the qualifications, compensation and retirement of Directors. The Nominating Committee held one meeting during 1996. The members of the Nominating Committee are Bette. B. Anderson, Robert A. Bowman and Margita E. White. In considering persons to nominate for election as Directors, the Nominating Committee will consider recommendations from shareholders that are submitted in writing to ESI in accordance with the procedures set forth in the By-Laws.

  During 1996, there were five regular meetings and no special meetings of the Board of Directors. Each of the Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the standing Board committees on which he or she served.

     PROPOSAL TWO: APPROVAL OF ADOPTION BY ESI OF THE 1997 ITT EDUCATIONAL
                      SERVICES, INC. INCENTIVE STOCK PLAN

  One of the objectives of ESI's compensation policies is to enable ESI to provide meaningful long-term incentives for its executives and other key employees which are directly related to their individual and collective performance in enhancing shareholder value. Market-based incentives based on ESI stock performance will allow ESI to provide significant incentives to the key employees of ESI to a degree not previously available under ESI's compensation programs. Awards of stock options and other market-based incentives will permit key employees to profit proportionately as shareholder value is enhanced and will also give ESI an effective tool to encourage key employees to continue in the employ of ESI.

  In order to achieve these objectives, on February 4, 1997 the Board of Directors adopted the 1997 ITT Educational Services, Inc. Incentive Stock Plan (the "1997 Stock Plan") and directed that the 1997 Stock Plan be submitted to the shareholders for consideration at ESI's annual meeting. Approval of Proposal Two will constitute shareholder approval of the 1997 Stock Plan.

  The following is a summary of the principal features of the 1997 Stock Plan. The summary is qualified in its entirety by reference to the complete text of the 1997 Stock Plan as set forth as Annex A to this Proxy Statement. Shareholders are urged to read the actual text of the 1997 Stock Plan as set forth in Annex A.

  The 1997 Stock Plan provides for the grant of stock options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). It also provides for the grant of non-qualified stock options, SARs, performance shares and restricted stock, or any combination of the foregoing, as the Compensation Committee may determine, as well as substitute stock options, stock appreciation rights and restricted stock (collectively, including incentive stock options, "Awards"). The 1997 Stock Plan will expire ten years and two days after approval of the 1997 Stock Plan by ESI's shareholders.

ELIGIBLE PERSONS

  Recipients of Awards under the 1997 Stock Plan must be, or have been at the time of grant, a key employee (including any officer or director who is also an employee) whose responsibilities and decisions directly affect the performance of ESI or any subsidiary or other affiliate of ESI. ESI presently has approximately 100 employees who fall within the category of key employees and may be considered for Awards under the 1997 Stock Plan. No determination has yet been made as to the number of ESI employees who will receive Awards under the 1997 Stock Plan.

  During 1995 and 1996, seven ESI employees, all of whom are officers, received stock options under the ITT Educational Services, Inc. 1994 Stock Option Plan. During fiscal 1995, the Compensation Committee granted non-qualified stock options to purchase an aggregate of 56,250 shares of ESI Common Stock (as adjusted for the April and November 1996 three for two stock splits) under the 1994 Stock Option Plan. All such options were granted to three officers at the exercise price of $8.89 per share. No other options were granted in 1995. During fiscal 1996, the Compensation Committee granted non-qualified stock options to purchase an aggregate of 67,500 shares of ESI Common Stock (as adjusted for the April and November 1996 three for two stock splits) under the 1994 Stock Option Plan. All such options were granted to four executive officers at an exercise price of $11.945 per share. No other options were granted in 1996. See "Compensation of Executive Officers and Directors--Stock Options."

SHARES SUBJECT TO THE 1997 STOCK PLAN

  The 1997 Stock Plan contains a formula for establishing an annual limit on the number of shares which may be awarded (or with respect to which non-stock Awards may be made) in any given calendar year (the "Annual Limit"). The Annual Limit formula is expressed as a percentage of the total issued and outstanding ESI Common Stock as of the year end immediately preceding the year of the Awards (the "Plan Year"). Under the Annual Limit formula, the maximum number of shares of ESI Common Stock for which Awards may be granted in each Plan Year shall be 1.5% of the total of the issued and outstanding shares of ESI Common Stock as reported in the Annual Report on Form 10-K of ESI for the fiscal year ending immediately prior to any Plan Year. Any unused portion of the Annual Limit for any Plan Year shall be carried forward and be made available for Awards in succeeding Plan Years.

  In addition to the foregoing, in no event shall more than 4,050,000 shares of ESI Common Stock be cumulatively available for Awards of incentive stock options under the 1997 Stock Plan, and provided further, that no more than 20% of the total number of shares available on a cumulative basis shall be available for restricted stock and performance share Awards. For any Plan Year, no individual employee may receive stock options for more than 67,500 shares. Until such time as ITT, in a transaction or series of transactions approved by the ITT Board of Directors, ceases to own at least 80.1% of the issued and outstanding ESI Common Stock, in no event shall the number of shares of ESI Common Stock available for Awards under the 1997 Stock Plan be equal to or greater than a number which could cause ITT to own less than 80.1% of the issued and outstanding ESI Common Stock.

  Subject to the above limitations, shares of ESI Common Stock to be issued under the 1997 Stock Plan may be made available from the authorized but unissued ESI Common Stock, from treasury stock or from shares purchased on the open market. In the event of a reorganization, merger, stock split, stock dividend or any other change in the corporate structure of ESI or the ESI Common Stock, the number of shares subject to the 1997 Stock Plan, the number of shares then subject to Awards and the price per share payable on exercise of options may be appropriately adjusted by the Compensation Committee. Other than the above adjustments, it is the Board of Directors' policy that no options will be canceled and reissued at a lower price unless the shareholders approve such action.

  For the purpose of computing the total number of shares of stock available for Awards under the 1997 Stock Plan, there shall be counted against the foregoing limitations the number of shares of ESI Common Stock subject to issuance upon exercise or settlement of Awards and the number of shares of ESI Common Stock which equal the value of Performance Share Awards, in each case determined as at the dates on which such Awards are granted. If any Awards under the 1997 Stock Plan are forfeited, are terminated, expire unexercised, are settled in cash in lieu of ESI Common Stock or are exchanged for other Awards, the shares of stock which were theretofore subject to such Awards shall again be available for Awards under the 1997 Stock Plan to the extent of such forfeiture, termination, expiration, cash settlement or exchange of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to ESI of the purchase price of shares being acquired through the exercise of a stock option granted under the 1997 Stock Plan may be available for subsequent Awards, provided, however, that such shares may be awarded only to those participants who are not directors or executive officers of ESI.

ADMINISTRATION OF THE 1997 STOCK PLAN

  The Compensation Committee, made up entirely of non-employee directors, none of whose members may receive any award under the 1997 Stock Plan, will administer the 1997 Stock Plan, including, but not limited to, making determinations with respect to the designation of those employees who shall receive Awards, the number of shares to be covered by options, SARs and restricted stock awards, the exercise price of options (which may not be less than 100% of the fair market value of ESI Common Stock on the date of grant), other option terms and conditions and the number of performance shares to be granted and the applicable performance objectives. The Compensation Committee may impose such additional terms and conditions on an Award as it deems advisable. The Compensation Committee's decisions in the administration of the 1997 Stock Plan shall be binding on all persons for all purposes.

  The Compensation Committee may, in its sole discretion, delegate such administrative powers as it may deem appropriate to the chief executive officer or other members of senior management, except that Awards to executive officers shall be made solely by the Compensation Committee and subject to compliance with Rule 16b-3 of the Exchange Act.

STOCK OPTIONS AND RELATED SARS

  Incentive stock options and related SARs under the 1997 Stock Plan must expire within 10 years after grant; non-qualified stock options and related SARs will expire not more than 10 years and two days after grant. The aggregate fair market value (determined on the date of grant) of the shares subject to incentive stock options that become exercisable for the first time by an employee in any calendar year may not exceed $100,000. No SAR may be exercised until at least six months after it is granted. The exercise price for options and SARs must be at least equal to the fair market value of the ESI Common Stock on the date of grant. The exercise price for options must be paid to ESI at the time of exercise and, in the discretion of the Compensation Committee, may be paid in the form of cash or already-owned shares of ESI Common Stock or a combination thereof. During the lifetime of an employee, an option must be exercised only by the individual (or his or her estate or designated beneficiary) but no later than three months after his or her termination of employment (or for longer periods as determined by the Compensation Committee if termination is caused by retirement, total disability or death, but in no event later than the expiration of the original term of the option). If an optionee voluntarily resigns or is terminated for cause, the options and SARs are canceled immediately.

PERFORMANCE SHARES

  Performance shares under the 1997 Stock Plan are contingent rights to receive future payments based on the achievement of individual or company performance objectives as prescribed by the Compensation Committee. The maximum number of performance shares that may be granted to any individual employee in any given year is 100,000. The amounts paid will be based on actual performance over a period from two to five years, as determined by the Compensation Committee, using one or more of the following objective criteria, as it deems appropriate: earnings per share, return on equity, cash flow or total shareholder return of ESI. Payments may be made in the form of shares of ESI Common Stock, cash or a combination of ESI Common Stock and cash. The ultimate payments are determined by the number of shares earned and the price of ESI Common Stock at the end of the performance period. In the event an employee terminates employment during such a performance period, the employee will forfeit any right to payment. In the case of retirement, total disability, death or cases of special circumstances, however, the employee may, in the discretion of the Compensation Committee, be entitled to an Award prorated for the portion of the performance period during which he or she was employed by ESI.

RESTRICTED SHARES

  Restricted shares of ESI Common Stock awarded under the 1997 Stock Plan will be issued subject to a restriction period set by the Compensation Committee during which time the shares may not be sold, transferred, assigned or pledged. In the event an employee terminates employment during a restriction period, all such shares still subject to restrictions will be forfeited by the employee and reacquired by ESI. The Compensation Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest. The recipient, as owner of the awarded shares, shall have all other rights of a shareholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. The restrictions may be waived, in the discretion of the Compensation Committee, in the event of the awardee's retirement, total disability, death or in cases of special circumstances.

COMPENSATION UPON CHANGE OF CONTROL

  The 1997 Stock Plan provides for the automatic protection of intended economic benefits by key employees in the event of a change in control of ESI (i.e., upon the occurrence of an "Acceleration Event" as defined in the 1997 Stock Plan). Notwithstanding any other provisions of the 1997 Stock Plan, upon the occurrence of an Acceleration Event: (a) all options and SARs will generally become immediately exercisable for a period of 60 calendar days; (b) options and SARs will continue to be exercisable for a period of seven months in the case of an employee whose employment is terminated other than for cause or who voluntarily terminates employment because of a good faith belief that such employee will not be able to discharge his or her duties; (c) SARs exercised during the 60-day period will be settled fully in cash based on a formula price generally reflecting the highest price paid for a share of ESI Common Stock during the 60-day period preceding the date such SAR is exercised; (d) "limited stock appreciation rights" shall automatically be granted on all outstanding options not otherwise covered by a SAR, which shall generally be immediately exercisable in full and which shall entitle the holders to the same exercise period and formula price referred to in (a), (b) and (c) above; (e) outstanding performance share Awards shall automatically vest, with the valuation of such performance shares based on the formula price; and (f) restrictions applicable to Awards of restricted stock shall be automatically waived.

  Options, SARs, performance shares or restricted stock which are granted, accelerated or enhanced upon the occurrence of a change in control (i.e., an "Acceleration Event" as defined in the 1997 Stock Plan) may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by ESI and subject to a 20% excise tax to the awardee.

  "Acceleration Event" is generally defined in the 1997 Stock Plan as any of the following events: (i) a report on Schedule 13D shall be filed with the SEC pursuant to Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than ESI, ITT, a subsidiary of ESI or any employee benefit plan sponsored by ESI, ITT or a subsidiary of ESI, is the beneficial owner directly or indirectly of 20% or more of the outstanding ESI Common Stock; (ii) any person (within the meaning of Section 13(d) of the Exchange Act), other than ESI, ITT, a subsidiary of ESI or any employee benefit plan sponsored by ESI, ITT or a subsidiary of ESI, shall purchase shares pursuant to a tender offer or exchange offer to acquire any ESI Common Stock (or securities convertible into ESI Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly of 15% or more of the outstanding ESI Common Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire ESI Common Stock); (iii) the shareholders of ESI shall approve (A) any consolidation or merger of ESI in which ESI is not the continuing or surviving corporation or pursuant to which shares of ESI Common Stock would be converted into cash, securities or other property, other than a merger of ESI in which holders of ESI Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of ESI; or (iv) there shall have been a change in a majority of the members of the Board of Directors within a 12-month period, unless the election or nomination for election by the shareholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.

AMENDMENT AND TERMINATION OF 1997 STOCK PLAN

  The Board of Directors may amend or discontinue the 1997 Stock Plan at any time and, specifically, may make such modifications to the 1997 Stock Plan as it deems necessary to avoid the application of Section 162(m) of the Internal Revenue Code and the Treasury regulations issued thereunder. However, shareholder approval is required for certain amendments, including any amendment which may (i) increase the number of shares reserved for awards (except as provided in the 1997 Stock Plan with respect to stock splits, stock dividends or other similar changes), (ii) materially change the group of employees eligible for Awards, (iii) materially increase the benefits accruing to participants under the 1997 Stock Plan or (iv) permit Awards after ten years and two days from the effective date of the 1997 Stock Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the current federal income tax rules generally applicable to awards under the 1997 Stock Plan. ESI and its employees may also be subject to other federal, state and local taxes.

  NON-QUALIFIED OPTIONS. An optionee is not subject to federal income tax upon grant of a non-qualified stock option. At the time of exercise, the optionee will realize compensation income (subject to withholding) to the extent that the then fair market value of the stock exceeds the option price. The amount of such income will constitute an addition to the optionee's tax basis in the optioned stock. Sale of the shares will result in capital gain or loss (long-term or short-term depending on the optionee's holding period). ESI is entitled to a federal tax deduction at the same time and to the same extent that the optionee realizes compensation income.

  INCENTIVE STOCK OPTIONS ("ISOs"). Options under the 1997 Stock Plan denominated as ISOs are intended to constitute incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended. An optionee is not subject to federal income tax upon either the grant or exercise of an ISO. If the optionee holds the shares acquired upon exercise for at least one year after issuance of the optioned shares and until at least two years after grant of the option, then the difference between the amount realized on a subsequent sale or other disposition of the shares and the option price will constitute long-term capital gain or loss. ESI will not be entitled to a federal tax deduction with respect to the grant or exercise of the ISO.

  If the optionee sells the shares acquired under an ISO before the requisite holding period, he or she will be deemed to have made a "disqualifying disposition" of the shares and will realize compensation income in the year of disposition equal to the lesser of the fair market value of the shares at exercise or the amount realized on their disposition over the option price of the shares. Any gain recognized upon a disqualifying disposition in excess of the ordinary income portion will constitute either short-term or long-term capital gain. In the event of a disqualifying disposition, ESI will be entitled to a federal tax deduction in the amount of the compensation income realized by the optionee.

  The option spread on the exercise of an ISO is an adjustment in computing alternative minimum taxable income. No adjustment is required, however, if the optionee made a disqualifying disposition of the shares in the same year as he or she is taxed on the exercise.

  STOCK APPRECIATION RIGHTS ("SARs"). An optionee is not taxed upon the grant of SARs. An optionee exercising SARs for cash will realize compensation income (subject to withholding) in the amount of the cash or the fair market value of the shares received. ESI is entitled to a tax deduction at the same time and to the same extent that the optionee realized compensation income.

  PERFORMANCE SHARES. An awardee of performance shares will generally realize compensation income (subject to withholding) when and to the extent that payment is made, whether in the form of cash or shares of ESI Common Stock. To the extent that payment is made in the form of stock, income shall be measured by the then fair market value of the shares, which shall constitute an addition to the awardee's tax basis in such shares. ESI will be entitled to a federal tax deduction of the value of payment at the time of payment.

  RESTRICTED STOCK. An awardee of restricted stock will generally realize compensation income (subject to withholding) when and to the extent that the restrictions on the shares lapse, as measured by the value of the shares at the time of lapse. The awardee's holding period for the shares will not commence until the date of lapse, and dividends paid during the restriction period will be treated as compensation. The income realized on lapse of the restrictions will constitute an addition to the awardee's tax basis in the shares.

  In lieu of deferred recognition of income, the awardee may formally elect, within 30 days of award, to realize compensation income at the time of award, as measured by the fair market value of the stock on the date of award determined without regard to the restrictions. The income realized will constitute an addition to the tax basis of the shares. In the case of such election, any appreciation (or depreciation) on the shares during the restriction period will give rise to capital gain (or capital loss) upon the sale or other disposition of the shares. In the event that the awardee terminates employment during the restriction period and forfeits his or her shares, no deduction may be claimed and the taxes paid on award of the shares will be forfeited.

  ESI will be entitled to a federal tax deduction at the same time and to the same extent that the awardee realizes compensation income.

  LIMITATIONS ON DEDUCTIONS. ESI generally will be entitled to a tax deduction for awards under the 1997 Stock Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to ESI's Chief Executive Officer and to each of the other four most highly compensated executive officers of ESI. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under Section 162(m). The 1997 Stock Plan has been designed to permit the Compensation Committee to grant awards which qualify for deductibility under Section 162(m).

  In addition, options, SARs, performance shares or restricted stock which are granted, accelerated or enhanced upon the occurrence of a change in control (i.e., an Acceleration Event as defined in the 1997 Stock Plan) may give rise, in whole or in part, to "excess parachute payments" within the meaning of
Section 280G of the Code and, to such extent, will be nondeductible by ESI and subject to a 20% excise tax to the awardee.

  The foregoing summary of the federal income tax consequences in respect of the 1997 Stock Plan is for general information only. Interested parties should consult their own advisors as to the specific tax consequences of such Plan, including the application and effect of foreign, state and local tax laws.

  The closing sale price of ESI Common Stock on March 3, 1997 was $22.750 per share.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION BY ESI OF THE 1997 ITT EDUCATIONAL SERVICES, INC. INCENTIVE STOCK PLAN.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the executive officers and Directors of ESI, and persons who own more than 10% of ESI Common Stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish ESI with copies of all Section 16(a) forms they file.

  Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, ESI believes that during 1996, all filing requirements applicable to its executive officers, Directors and greater than 10% shareholders were complied with, except for the following. Mr. John E. Dean was late filing one Form 4 reporting one transaction involving the purchase of ESI Common Stock. Ms. Bette B. Anderson was late filing one Form 4 reporting one transaction involving the transfer of ESI Common Stock from her indirect beneficial ownership to her direct beneficial ownership. Each of Messrs. Baugh, Hartigan and Lauer was late filing one Form 4 reporting one transaction involving the grant of options to purchase ESI Common Stock under the ITT Educational Services, Inc. 1994 Stock Option Plan.

                              EXECUTIVE OFFICERS

      NAME                              AGE               POSITION
      ----                              ---               --------
      Rene R. Champagne................  55 Chairman of the Board, President and
                                             Chief Executive Officer
      Gene A. Baugh....................  54 Senior Vice President and Chief
                                             Financial Officer
      Clark D. Elwood..................  36 Senior Vice President, General
                                             Counsel and Secretary
      Edward G. Hartigan...............  57 Senior Vice President
      Thomas W. Lauer..................  50 Senior Vice President

  Rene R. Champagne has served as Chairman of ESI since October 1994, President and Chief Executive Officer of ESI since September 1985 and a Director of ESI since 1985.

  Gene A. Baugh has served as Chief Financial Officer of ESI since December 1996 and Senior Vice President of ESI since January 1993. From 1981 through November 1996 he served as Treasurer and Controller of ESI, and from 1985 through 1992, he served as Vice President of ESI.

  Clark D. Elwood has served as Senior Vice President of ESI since December 1996, Secretary of ESI since October 1992 and General Counsel of ESI since May 1991. From 1993 through November 1996, he served as Vice President of ESI.

  Edward G. Hartigan has served as Senior Vice President of ESI since January 1993. From 1987 through 1992, he served as Vice President of ESI.

  Thomas W. Lauer has served as Senior Vice President of ESI since January 1993. From 1987 through 1992, he served as Vice President of ESI.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding compensation paid or accrued during each of the last three fiscal years to ESI's Chief Executive Officer and each of ESI's four other most highly compensated executive officers, based on salary and bonus earned during the 1996 fiscal year (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                 LONG-TERM
                                               COMPENSATION
                              ANNUAL       ---------------------
                           COMPENSATION      AWARDS    PAYOUTS
                         ----------------- ---------- ----------
                                           SECURITIES
NAME AND PRINCIPAL                         UNDERLYING    LTIP       ALL OTHER
POSITION            YEAR  SALARY  BONUS(1) OPTIONS(2) PAYOUTS(3) COMPENSATION(4)
------------------  ---- -------- -------- ---------- ---------- ---------------
Rene R. Champagne   1996 $225,000 $150,000   33,750    $400,000      $ 7,875
 Chairman,          1995  217,725  100,000        0           0       35,393
 President and      1994  211,400   90,000   67,500           0        9,143
 Chief Executive
  Officer
Thomas W. Lauer     1996  148,758 $ 82,000   11,250     140,000        4,746
 Senior Vice Pres-  1995  144,556   52,000        0           0       27,419
  ident             1994  139,233   48,200   22,500           0        6,527
Gene A. Baugh       1996  144,280 $ 80,600   11,250     140,000        4,680
 Senior Vice Pres-  1995  137,793   50,000        0           0       25,342
  ident             1994  130,173   45,950   22,500           0        6,102
  and Chief Finan-
  cial Officer
Edward G. Hartigan  1996  136,593 $ 70,200   11,250     140,000        4,574
 Senior Vice Pres-  1995  133,770   46,500        0           0       25,024
  ident             1994  129,708   42,500   22,500           0        6,080
Clark D. Elwood     1996  110,000 $ 56,500        0           0        3,850
 Senior Vice Pres-  1995   96,486   33,000   22,500           0       16,394
  ident,            1994   88,170   25,830        0           0        4,133
 General Counsel
  and Secretary

--------
(1) Amounts shown represent bonus compensation accrued in the stated year and paid in the subsequent year.
(2) Stock options relate solely to shares of ESI Common Stock and reflect adjustments made to such options in connection with the April and November 1996 three for two stock splits. None of the Named Executive Officers have received any SARs from ESI, Old ITT or ITT. As of December 31, 1996, none of the Named Executive Officers held any restricted stock of ESI, Old ITT or ITT.
(3) All amounts shown have been earned under the Old ITT Long-Term Performance Plan.
(4) Amounts shown represent employer contributions under The ITT 401k Retirement Savings Plan (formerly known as the "ITT Investment and Savings Plan"), which is a defined contribution plan. Under this plan, ESI makes a non-matching contribution equal to 1% of an employee's salary, and ESI makes matching contributions in an amount equal to 50% of the employee's contribution, such matching contribution not to exceed 2.5% of such employee's salary. Prior to December 19, 1995, the matching contributions were in the form of Old ITT common stock. All matching contributions on and after December 19, 1995 are in the form of ITT common stock. Prior to July 1995, ESI's 0.5% non-matching contributions were in the form of Old ITT ESOP preferred stock. From July 1995 until December 19, 1995, the non-matching contributions were in the form of Old ITT common stock. All non-matching contributions on and after December 19, 1995 are in the form of ITT common stock. The designation of shares to cover ESI's matching and non-matching contributions in 1994 and 1995 resulted in a pro rata allocation to all plan participants in each of these years which was greater than ESI's obligatory contribution. In addition, the termination of the ESOP portion of the plan in July 1995 resulted in a proportionate 1995 allocation to all plan participants which was substantially greater than ESI's 0.5% non-matching contribution rate at the time.

COMPENSATION OF DIRECTORS

  No Director who is an employee of ESI or ITT is compensated for service as a member of the Board of Directors or any committee of the Board of Directors. Compensation for non-employee Directors consists of an annual retainer of $18,000, a $750 fee for each Board meeting attended, and a $500 fee for each committee meeting attended. Directors are reimbursed for reasonable, out-of-pocket travel expenses incurred on behalf of ESI.

STOCK OPTIONS

  1994 STOCK OPTION PLAN. The ITT Educational Services, Inc. 1994 Stock Option Plan (the "1994 Stock Option Plan"), which became effective on December 27, 1994, provides for awards of nonqualified stock options to key employees of ESI. An aggregate of 405,000 shares (as adjusted for the April and November 1996 three for two stock splits) of ESI Common Stock are subject to the 1994 Stock Option Plan (subject to further adjustment in certain events).

  The 1994 Stock Option Plan is administered by the Compensation Committee (the "Committee"). Subject to the limitations set forth in the 1994 Stock Option Plan, the Committee has the authority to select the persons to whom awards will be made, to designate the number of shares to be covered by each award, to establish vesting schedules and, subject to certain restrictions, to specify other terms of the awards, including the status of awards subsequent to the termination of a participant's employment with ESI. Awards of options as to which restrictions have not lapsed are not transferable other than by will or pursuant to the laws of descent and distribution.

  The exercise price of a stock option awarded under the 1994 Stock Option Plan may not be less than 100% of the fair market value of the ESI Common Stock on the date of grant. No option may be exercised prior to one year after the date of the grant. Subject to the discretion of the Committee, options granted under the 1994 Stock Option Plan will generally expire upon the termination of an employee's employment other than by reason of an employee's death, disability or retirement. Notwithstanding the foregoing, the Committee has the authority to establish different terms and conditions relating to the exercise of an option subsequent to the termination of a participant's employment. The maximum term of options awarded under the 1994 Stock Option Plan will be ten years and two days from the date of grant. ESI Common Stock issued upon the exercise of options under the 1994 Stock Option Plan is limited to treasury shares, unless the Committee determines that the issuance of authorized but unissued shares would not cause ITT's ownership interest in ESI to be less than 80.1%, in which case such shares may be made available from authorized but unissued shares.

  No individual may receive options for more than 67,500 shares (as adjusted for the April and November 1996 three for two stock splits) of ESI Common Stock in any given calendar year. The option price may be paid (a) by check,
(b) in ESI Common Stock, (c) through a simultaneous sale through a broker of ESI Common Stock acquired upon the exercise of the option or (d) by any combination of the foregoing.

  During 1996, the Committee granted nonqualified stock options to purchase an aggregate of 67,500 shares of ESI Common Stock (as adjusted for the April and November 1996 three for two stock splits) to four of the Named Executive Officers at an exercise price of $11.945 per share. No other options were granted in 1996.

  The following table sets forth information with respect to nonqualified stock options granted by ESI under the 1994 Stock Option Plan to the Named Executive Officers during 1996. Such information reflects adjustments made to such options in connection with the April and November 1996 three for two stock splits.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF STOCK
                                                                                 PRICE APPRECIATION FOR
                                            INDIVIDUAL GRANTS                        OPTION TERM(3)
                         ------------------------------------------------------- -----------------------
                            NUMBER OF        % OF
                           SECURITIES    TOTAL OPTIONS
                           UNDERLYING     GRANTED TO
                         OPTIONS GRANTED EMPLOYEES IN  EXERCISE PRICE EXPIRATION
NAME                           (1)        FISCAL YEAR       (2)          DATE        5%          10%
----                     --------------- ------------- -------------- ---------- ----------- -----------
Rene R. Champagne.......     33,750             50%       $11.945      2/14/06      $253,530    $642,499
Thomas W. Lauer.........     11,250          16.67%        11.945      2/14/06        84,510     214,166
Gene A. Baugh...........     11,250          16.67%        11.945      2/14/06        84,510     214,166
Edward G. Hartigan......     11,250          16.67%        11.945      2/14/06        84,510     214,166
Clark D. Elwood.........          0            --             --           --            --          --

--------
(1) Numbers shown represent options to purchase ESI Common Stock.
(2) Nonqualified stock options granted at 100% of the fair market value of ESI Common Stock on the date of grant. The options are exercisable in thirds on February 12 of each of the years 1997, 1998 and 1999.
(3) The amounts shown are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of ESI's stock price. ESI did not use an alternative formula for a grant date valuation, as ESI is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. At the end of the term of the options granted February 12, 1996, the projected price per share of ESI Common Stock would be $19.457 and $30.982 at an assumed annual appreciation rate of 5% and 10%, respectively.

  The following table sets forth information with respect to the exercise of options to purchase ESI Common Stock by the Named Executive Officers during 1996. Such information reflects adjustments made to such options in connection with the April and November 1996 three for two stock splits.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                               OPTIONS AT FISCAL YEAR-    IN-THE-MONEY OPTIONS
                           SHARES                        END              AT FISCAL YEAR-END(1)
                          ACQUIRED    VALUE   ------------------------- ------------------------- ---
      NAME               ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----               ----------- -------- ----------- ------------- ----------- -------------
Rene R. Champagne.......       0        $0      45,000       56,250      $840,600     $797,625
Thomas W. Lauer.........       0         0      15,000       18,750       280,200      265,875
Gene A. Baugh...........       0         0      15,000       18,750       280,200      265,875
Edward G. Hartigan......       0         0      15,000       18,750       280,200      265,875
Clark D. Elwood.........       0         0       7,500       15,000       106,770      273,540

--------
(1) The closing price for ESI Common Stock on the New York Stock Exchange on December 31, 1996 was $23.125. Value is calculated on the basis of the difference between the option exercise price and $23.125, multiplied by the number of "In-the-Money" shares of ESI Common Stock underlying the option.

  The following table sets forth information with respect to the exercise of options to purchase ITT common stock by the Named Executive Officers during 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES(1)

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                               OPTIONS AT FISCAL YEAR-    IN-THE-MONEY OPTIONS
                           SHARES                        END              AT FISCAL YEAR-END(2)
                          ACQUIRED    VALUE   ------------------------- ------------------------- ---
      NAME               ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----               ----------- -------- ----------- ------------- ----------- -------------
Rene R. Champagne.......    1,978    $84,590    17,409           0       $214,083         $0
Thomas W. Lauer.........      0         0        3,918           0         31,912          0
Gene A. Baugh...........      0         0        3,918           0         31,912          0
Edward G. Hartigan......      0         0        3,918           0         31,912          0
Clark D. Elwood.........      0         0        2,611           0         21,267          0

--------
(1) In connection with the reorganization of Old ITT in December 1995, outstanding options to purchase Old ITT common stock were substituted with options to purchase ITT common stock. The number and exercise prices of the options in ITT common stock were adjusted to preserve the economic value of the related options in the Old ITT common stock.
(2) The closing price for ITT common stock on the New York Stock Exchange on December 31, 1996 was $43.375. Value is calculated on the basis of the difference between the option exercise price and $43.375, multiplied by the number of "In-the-Money" shares of ITT common stock underlying the option.

SEVERANCE PAY PLAN

  None of the Named Executive Officers has an employment contract with ESI.

  Rene R. Champagne is a participant in ITT's Senior Executive Severance Pay Plan (the "Severance Plan"). Under this plan, Mr. Champagne will be entitled to severance benefits, unless Mr. Champagne's employment is terminated by ESI:
(a) for cause; (b) on or after his normal retirement date; or (c) as a result of (i) acceptance of employment, or refusal of comparable employment, with a purchaser of ESI, (ii) voluntary resignation, (iii) voluntary retirement, (iv) failure to return from an approved leave of absence (including a medical leave of absence), (v) death or (vi) disability. The severance benefits include: (a) severance pay in an amount equal to the lower of (i) 24 months' base salary,
(ii) base salary for the number of months remaining between the termination of employment and his normal retirement date or (iii) two times his total annual compensation during the year immediately preceding his termination; and (b) continued participation in ESI's employee benefit plans (except for any short-term or long-term disability plans, the business travel accident plan and any new employee benefit plan or any improvement to any existing employee benefit plan adopted by ESI after his termination) during the period he receives severance pay.

  The Severance Plan includes offset provisions for other compensation from ESI and requirements on the part of executives, including Mr. Champagne, with respect to non-competition and compliance with ITT's Code of Corporate Conduct. While severance payments would ordinarily be made monthly over the scheduled term of such payments, ESI has the option to make such payments in the form of a single lump-sum payment discounted to present value.

PENSION PLAN

  The Retirement Plan for Salaried Employees of ITT Corporation (the "Pension Plan") covers substantially all eligible salaried employees of ESI, including executive officers of ESI. The cost of the Pension Plan for ESI employees is borne entirely by ESI. Annual amounts of normal retirement pension commencing at age 65 based on average final compensation and benefit service, but before Social Security reductions and subject to the offset described below, are illustrated in the following table.

                              PENSION PLAN TABLE

                                             YEARS OF SERVICE
                           -----------------------------------------------------
REMUNERATION                  15       20       25       30       35       40
------------               -------- -------- -------- -------- -------- --------
$ 50,000.................. $ 15,000 $ 20,000 $ 25,000 $ 28,750 $ 32,500 $ 36,250
 100,000..................   30,000   40,000   50,000   57,500   65,000   72,500
 200,000..................   60,000   80,000  100,000  115,000  130,000  145,000
 300,000..................   90,000  120,000  150,000  172,500  195,000  217,500
 400,000..................  120,000  160,000  200,000  230,000  260,000  290,000
 500,000..................  150,000  200,000  250,000  287,500  325,000  362,500

  The annual pension amounts to 2% of a member's average final compensation (as defined below) for each of the first 25 years of benefit service, plus 1.5% of a member's average final compensation for each of the next 15 years of benefit service, reduced by 1.25% of the member's primary Social Security benefit for each year of benefit service to a maximum of 40 years; provided that no more than 50% of the member's primary Social Security benefit is used for such reduction. A member's average final compensation (including salary plus approved bonus payments) is defined under the Pension Plan as the total of (a) a member's average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average, plus (b) a member's average annual compensation not including base salary for the five calendar years of the member's last 120 consecutive calendar months of eligibility service affording the highest such average. The amounts shown under "Salary" and "Bonus" in the Summary Compensation Table comprise the compensation which is used for purposes of determining "average final compensation" under the Pension Plan. The Pension Plan also provides for undiscounted early retirement pensions for members who retire at or after age 60 following completion of 15 years of eligibility service. A member is vested in benefits accrued under the Pension Plan upon completion of five years of eligibility service. Prior to December 19, 1995, ESI participated in the Retirement Plan for Salaried Employees of Old ITT ("Old Pension Plan"). The terms of the Old Pension Plan were substantially identical to the terms of the Pension Plan. Upon the Division, as defined below in "Security Ownership--Principal Shareholder," the Old Pension Plan remained with Old ITT. Old ITT is responsible for administering the benefits under the Old Pension Plan with respect to its own employees as well as ESI retirees. As sponsor of the Old Pension Plan, Old ITT will be responsible for all benefits accrued thereunder. To the extent the assets in the Old Pension Plan are insufficient to satisfy the benefit liabilities thereunder, Old ITT will be responsible, in accordance with applicable law, for satisfying those liabilities with its own assets. The Pension Plan recognizes service with other companies that were part of Old ITT prior to December 19, 1995 for eligibility, vesting and benefit accrual purposes and further provides for an offset of any benefit payable from any retirement plan of such companies covering the same period of service.

  Federal legislation limits the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan. ITT has adopted a non-qualified unfunded retirement plan ("Excess Plan") for payment of those benefits at retirement that cannot be paid from the qualified Pension Plan. The practical effect of the Excess Plan is to continue calculation of retirement benefits to all employees on a uniform basis. Benefits for ESI employees under the Excess Plan will generally be paid directly by ESI.

  Respective years of benefit service under the Pension Plan, through December 31, 1996, are as follows: Mr. Champagne--11.25; Mr. Lauer--28; Mr. Hartigan-- 9.93; Mr. Baugh--19.15; and Mr. Elwood--12.57.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee (the "Committee") are Bette B. Anderson, Rand V. Araskog and Margita E. White. Except for Rand V. Araskog, none of the current or former Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or under
Item 404 of

Regulation S-K or as an officer or employee of ESI. Mr. Araskog is an executive officer of ITT, which provides certain administrative, financial, treasury, accounting, tax and other services to ESI and makes available certain of its employee benefit plans to ESI's employees. ITT and ESI have also entered into a number of intercompany agreements covering matters such as corporate governance, tax sharing arrangements, the use of the "ITT" name and registration rights. See "Certain Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report sets forth the executive compensation policies of the Committee with respect to ESI's executive officers in general and the rationale for the specific decisions affecting the compensation for Mr. Champagne, ESI's Chief Executive Officer in 1996. This report also discusses the relationship between the compensation of the Named Executive Officers and the performance of ESI.

  The Committee reviewed the compensation policies adopted and followed by the Committee with respect to all of ESI's executive officers and confirmed the guiding principles contained therein that executive officer compensation must be related to ESI's performance and must emphasize increasing shareholder value. The Committee also determined that the general components of the compensation policies pertaining to ESI executive officers (i.e., salaries, bonuses, long-term incentives and employee benefits) are sufficiently tied to ESI's performance.

  The Committee determined that ESI's continued success is due in part to its skilled executives. In setting and administering ESI's compensation policies and programs, the Committee considers compensation provided to executives of corporations similar to ESI in terms of assets, sales, revenues and earnings. ESI's executive compensation programs are designed to attract, reward and retain skilled executives and to provide incentives which vary upon the attainment of short-term operating performance objectives and long-term performance goals. The main objective is to provide ESI executives with incentives directly linked to the creation of shareholder value.

  THE COMMITTEE'S ROLE. The Committee is responsible for the administration of the executive compensation program and reviews all proposed new or amended employee benefit plans. During 1996, the Committee was composed of the three Directors named below, none of whom was eligible to participate in any of the plans which make up ESI's executive compensation program.

  The Committee may select consultants from nationally recognized independent compensation and benefits consulting firms to provide expert advice on any aspect of the ESI executive compensation program. The Committee may request written reports or hold private meetings with such consultants in order to obtain independent opinions on compensation proposals. The Committee has met, and will continue to meet, in executive sessions which are not attended by any ESI executives or managers.

  PERFORMANCE EVALUATION. The Committee met in executive session in October 1996 to review the overall performance of the Chief Executive Officer, particularly with respect to ESI's long range strategies and the achievement of both financial and non-financial objectives. Paramount consideration was given to the Chief Executive Officer's role in building shareholder value and improving the return on the shareholders' investment.

  THE COMPENSATION PROGRAM. The compensation program for ESI executives presently consists of base salary, annual incentive bonus, long-term incentives and employee benefits. It remains the intent of the Committee that incentives based on long-term performance should be the major component in the pay package for senior executives. Discussed below is each element of the compensation program.

  Base Salary. Salaries are set and administered to reflect the value of the job in the marketplace and individual contribution and performance. Salaries provide a necessary element of stability in the total pay program and, as such, are not subject to significant variability. Salary increases are based primarily on merit. During 1996, ESI executive salaries were evaluated in relation to a competitive annualized merit increase guideline of 4% for expected levels of individual performance. Actual increases can vary from the guideline depending primarily on individual performance. The normal interval between salary reviews for the Chief Executive Officer and other executives is 15 months and 12 months, respectively.

  ITT authorized a salary increase for Mr. Champagne effective January 1, 1997 of $50,000, bringing his current annual salary to $275,000. This merit increase, which followed a 15-month interval since his last salary review, was equivalent to 17.8% on an annualized basis and was based on an evaluation of his performance during the measurement period and a comparison of the base salaries of the chief executive officers of companies similar in size to ESI in terms of assets, sales, revenues and earnings.

  Among the other named officers, Mr. Lauer's annual salary was increased effective February 1, 1996 to $149,100, an increase of $4,100 or 2.8% after 12 months. Mr. Baugh's annual salary was increased effective June 1, 1996 to $146,530, an increase of $5,430 or 3.8% after 12 months. Mr. Hartigan's annual salary was increased effective February 1, 1996 to $136,820, an increase of $2,720 or 2.0% after 12 months. Mr. Elwood's annual salary was increased effective January 1, 1996 to $110,000, an increase of $10,000 or 10% after 7 months.

  Annual Incentive Bonus. The amounts of annual bonus awards are based on corporate financial performance for the year compared to an annual performance goal established at the beginning of the year. For 1996, such performance goal was 1996 earnings before interest, taxes, depreciation and amortization compared to the 1995 earnings before interest, taxes, depreciation and amortization. This formula generated a performance factor of 177%.

  Mr. Champagne was awarded a bonus of $150,000 for 1996. This amount was $6,630 higher than the formula-based target award.

  Stock Option Awards. Stock option awards provide long-term incentives which are directly related to the performance of ESI Common Stock. Options generally have 10-year terms and closely align the executive's interests with those of other shareholders.

  In order to create performance incentives and promote equity ownership in ESI by certain officers, a special grant of stock options was made on February 12, 1996 under the 1994 Stock Option Plan to four executive officers of ESI. The option exercise price is $11.945 per share, as adjusted to reflect the April and November 1996 three for two stock splits.

  Employee Benefits. Executives also participate in ESI's broad-based employee benefits program which includes a pension program, an investment and savings plan, group medical and dental coverage, group life insurance and other benefit plans.

  DISCUSSION OF THE COMMITTEE'S POLICY REGARDING QUALIFYING COMPENSATION FOR DEDUCTIBILITY UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE. Tax legislation known as the Omnibus Budget Reconciliation Act of 1993 ("OBRA") created a new Code subsection 162(m), under which the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly held corporation is limited to no more than $1 million per year for taxable years on or after January l, 1994. Certain types of compensation are exempted from this deduction limitation, including payments subject to: (a) the attainment of an objective performance goal or goals; (b) an outside director requirement; and (c) a shareholder approval requirement.

  It is the policy of the Committee to establish a competitive executive compensation program and to design and administer incentive plans which relate rewards directly to ESI's overall performance and the individual executive's specific contribution.

  In light of OBRA, it is the policy of the Committee to modify where necessary the executive compensation plans so as to maximize the tax deductibility of compensation paid to its executive officers, and the Committee does not anticipate paying any compensation in 1997 that is not fully tax deductible. Accordingly, the 1994 Stock Option Plan includes a fixed limit on the number of options that may be granted to any individual in any given year. Any future gains that may be realized upon the exercise of stock options granted under the 1994 Stock Option Plan will qualify as "performance-based compensation" and will be fully deductible by ESI.

  This report is furnished by the members of the Committee:

                                          BETTE B. ANDERSON
                                          RAND V. ARASKOG
                                          MARGITA E. WHITE, Chairperson of the
                                           Committee

PERFORMANCE GRAPH

  The performance graph set forth below compares the cumulative total shareholder return on ESI Common Stock with the S&P 500 Index and an Industry Group Index for the period from December 20, 1994 through December 31, 1996. The industry group consists of the following companies selected on the basis of the similar nature of their business: DeVry, Inc., Education Alternatives, Inc. and Sylvan Learning Systems, Inc. ESI believes that, including itself, these companies represent the majority of the market value of publicly traded companies whose primary business is education. ESI Common Stock commenced trading on the New York Stock Exchange on December 20, 1994.

                        [PERFORMANCE GRAPH APPEARS HERE]

                                             12/20/94 12/31/94 12/31/95 12/31/96
                                             -------- -------- -------- --------
     ESI....................................   100     101.25   246.25   519.79
     Industry Group Index...................   100     103.71   140.49   225.46
     S&P 500 Index..........................   100     100      137.58   169.17

  Notwithstanding anything to the contrary set forth in any of ESI's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Compensation Committee Report on Executive Compensation and the stock price Performance Graph shall not be incorporated by reference in any such filings.

                             INDEPENDENT AUDITORS

  In accordance with the recommendation of the Audit Committee, the Board of Directors has reappointed Price Waterhouse LLP as independent auditors of ESI for 1997. A representative of Price Waterhouse LLP will attend the meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee.

                              SECURITY OWNERSHIP

  The following table sets forth, as of January 31, 1997, the number of shares of ESI Common Stock owned by any person (including any group) known by management to beneficially own more than 5% of ESI Common Stock. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

        NAME AND                                       ESI COMMON STOCK
         ADDRESS                                ------------------------------
      OF BENEFICIAL                               NUMBER OF SHARES    PERCENT
          OWNER                                 BENEFICIALLY OWNED(2) OF CLASS
      -------------                             --------------------- --------
      ITT Corporation                                22,500,000         83.3%
      1330 Avenue of the Americas
      New York, NY       10019

  The following table sets forth, as of January 31, 1997, the number of shares of ESI Common Stock and ITT common stock owned by each Director, by each of the Named Executive Officers, and by all Directors and executive officers of ESI as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned. No individual or group listed below beneficially owns more than 1% of ESI Common Stock.

                                 ESI COMMON STOCK           ITT COMMON STOCK
       NAME AND                --------------------- ------------------------------
        ADDRESS                  NUMBER OF SHARES      NUMBER OF SHARES    PERCENT
 OF BENEFICIAL OWNER(1)        BENEFICIALLY OWNED(2) BENEFICIALLY OWNED(2) OF CLASS
 ----------------------        --------------------- --------------------- --------
    Rene R. Champagne.........         78,750                 33,389          *
    Gene A. Baugh.............         24,375                  5,640          *
    Thomas W. Lauer...........         22,950                  7,689          *
    Edward G. Hartigan........         20,325                  5,557          *
    Clark D. Elwood...........          8,100                  4,231          *
    Bette B. Anderson.........          2,025                  2,894(3)       *
    Rand V. Araskog...........         30,000(4)           1,748,237(5)      1.5
    Robert A. Bowman..........              0                548,783          *
    John E. Dean..............          1,875(6)                 100          *
    James D. Fowler, Jr.......          3,750                      0          *
    Leslie Lenkowsky..........            225                      0          *
    Richard S. Ward...........              0                305,961          *
    Vin Weber.................          2,250                    844          *
    Margita E. White..........          2,250                  2,811          *
    All Directors and
     executive
     officers as a group (14).        196,875              2,666,136         2.3

--------
*  Less than 1%.
(1) The address of each shareholder is 5975 Castle Creek Parkway, N. Drive, Indianapolis, Indiana 46250-0466.
(2) All shares of ESI and ITT stock are owned directly except as hereinafter otherwise indicated. Pursuant to regulations of the Securities and Exchange Commission, shares (i) receivable by Directors and executive officers upon exercise of employee stock options exercisable within 60 days after January 31, 1997 or (ii) allocated to the accounts of certain Directors and executive officers under The ITT 401k Retirement Savings Plan (formerly known as the ITT Investment and Savings Plan for Salaried Employees) at January 31, 1997 are deemed to be beneficially owned by such Directors and executive officers. Of the number of shares of ESI Common Stock shown, the following represents shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Baugh, 18,750 common shares; Mr. Champagne, 56,250 common shares; Mr. Elwood, 7,500 common shares; Mr. Hartigan, 18,750 common shares; Mr. Lauer, 18,750 common shares; and all Directors and executive officers as a group, 120,000 common shares. Of the number of shares of ITT common stock shown,
    (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Araskog, 1,251,617 common shares; Mr. Baugh, 3,918 common shares; Mr. Bowman, 521,653 common shares; Mr. Champagne, 17,409 common shares; Mr. Elwood, 2,611 common shares; Mr. Hartigan, 3,918 common shares; Mr. Lauer, 3,918 common shares; Mr. Ward, 261,995 common shares; and all Directors and executive officers as a group, 2,067,039 common shares; and (ii) the following represent shares that were allocated under The ITT 401k Retirement Savings Plan and, if necessary, the ITT Excess Savings Plan to the account of: Mr. Araskog, 20,094 common shares; Mr. Baugh, 1,425 common shares; Mr. Bowman, 2,202 common shares; Mr. Champagne, 7,475 common shares; Mr. Elwood, 1,620 common shares; Mr. Hartigan, 1,639 common shares; Mr. Lauer, 3,298 common shares; Mr. Ward, 20,290 common shares; and all Directors and executive officers as a group, 58,043 common shares.
(3) This number includes 83 shares of ITT common stock owned by Mrs. Anderson's spouse. Mrs. Anderson disclaims beneficial ownership in such shares.
(4) This number includes 10,000 shares of ESI Common Stock owned by Mr. Araskog's spouse.
(5) This number includes 74,458 shares of ITT common stock owned by Mr. Araskog's spouse.
(6) This number includes 450 shares of ESI Common Stock owned by Mr. Dean's spouse.

  The information in the immediately preceding two tables reflects adjustments to shares of ESI Common Stock and options to acquire ESI Common Stock made in connection with the April and November 1996 three for two stock splits.

PRINCIPAL SHAREHOLDER

  ITT beneficially owns 83.3% of the outstanding shares of ESI Common Stock. Consequently, ITT has significant influence over the policies and affairs of ESI and is in a position to determine the outcome of corporate actions requiring shareholder approval, including the election of Directors, the adoption of amendments to ESI's Restated Certificate of Incorporation, and the approval of mergers and sales of ESI's assets.

CHANGE IN CONTROL

  On January 31, 1997, Hilton Hotels Corporation ("Hilton") commenced a tender offer for approximately 50.1% of the outstanding shares of ITT's common stock (the "Hilton Offer"). Hilton has announced that, if its offer succeeds, it will obtain the entire equity interest in ITT by merging ITT with Hilton or a subsidiary of Hilton (such merger, together with the Hilton Offer, the "Hilton Transaction"). The Hilton Transaction is more fully described in the Tender Offer Statement on Schedule 14D-1 filed by Hilton with the Securities and Exchange Commission (the "Hilton 14D-1"). Hilton has stated in the Hilton 14D-1 that it "may be required to obtain approvals from or make filings with certain regulatory bodies governing" ESI in connection with the Hilton Transaction. ESI believes that the Hilton Transaction would, if successful, constitute a change in control of ESI under the regulations of the U.S. Department of Education, all or virtually all of the state education authorities that regulate ESI's business (the "States") and the accrediting commissions that accredit each ITT Technical Institute (the "Accrediting Commissions"). Such a change in control could have a material adverse effect on ESI's business, financial condition and results of operations.

  ITT has stated in the Solicitation/Recommendation Statement on Schedule 14D-9 filed by ITT with the Securities and Exchange Commission (the "ITT 14D-9") in response to the Hilton Offer that it is actively exploring opportunities to enhance the value of ITT. As part of this process, ITT has disclosed in the ITT 14D-9 that it "is taking steps to monetize or otherwise realize the value of non-core assets." ITT has disclosed that as a result, it is exploring possible transactions to dispose of some or all of the ESI Common Stock held by ITT. There can be no assurance that ITT will maintain its ownership interest in ESI. ESI believes that, if ITT were to decide to dispose of its ownership interest in ESI, certain types of transactions by which ITT could dispose of such ownership interest might not result in a change in control of ESI under U.S. Department of Education regulations; however, if the means of disposition chosen by ITT result in such a change in control, such change in control could also have material adverse consequences for ESI.

  The U.S. Department of Education, the States and the Accrediting Commissions do not uniformly define a change in control. U.S. Department of Education regulations generally subject ESI to the change in control standards of the federal securities laws. Most of the States and the Accrediting Commissions include the sale of a controlling interest of common stock in the definition of a change in control. One state in which ESI operates two technical institutes defines the sale of 20% of the common stock of a company as a change in control and certain other states specify higher percentages.

  Upon a change in control of ESI under U.S. Department of Education regulations, ESI's ITT Technical Institutes would immediately become ineligible to participate in federal student financial aid programs and their students would be unable to obtain federal student financial aid funds to pay their costs of education until such time as the U.S. Department of Education recertifies the ITT Technical Institutes to participate in such programs. The U.S. Department of Education will not preapprove a change in control and will only reinstate an institution's eligibility to participate in federal student financial aid programs upon approval of a proper application following the institution's change in control. To be proper, among other things, such application must demonstrate that the relevant ITT Technical Institute is authorized by the appropriate States and accredited by the appropriate Accrediting Commission. Therefore, before each ITT Technical Institute may regain access to federal student financial aid funds following a change in control (a) it must be reaccredited (or continue to be accredited) by the appropriate Accrediting Commission and reauthorized (or continue to be authorized) by the appropriate States and (b) the change in control must otherwise be approved by the U.S. Department of Education.

  The Accrediting Commissions will not reaccredit an ITT Technical Institute unless that institute is authorized by the appropriate States. The standards of the Accrediting Commission which accredits 56 ITT Technical Institutes provide that, during the 30 days immediately preceding the change in control, the Accrediting Commission will determine whether to continue the institution's accreditation for a period of six months after the change in control to allow the institution to obtain reauthorization (or confirmation of continued authorization) by the appropriate State and apply for reaccreditation. The standards of the Accrediting Commission which accredits three ITT Technical Institutes provide that, within five business days after an institution obtains reauthorization (or confirmation of continued authorization) by the appropriate States following a change in control, the Accrediting Commission will determine whether to temporarily reinstate the institution's accreditation during the period in which the institution must apply for permanent reinstatement of its accreditation.

  Most States, including California, require that a change in control of an institution be approved before it occurs in order for the institution to maintain its authorization (the "Prior Approval States"). Some States will only review a change in control of an institution after it occurs (the "Post Approval States"). ESI estimates that it could take up to: (a) six months prior to a change in control of the ITT Technical Institutes to obtain approval from all of the Prior Approval States; (b) six months following a change in control of the ITT Technical Institutes to obtain approval from all of the Post Approval States; and (c) an additional six months after the institute is reauthorized (or continues to be authorized) by the appropriate States and reaccredited (or continues to be accredited) by the appropriate Accrediting Commission for each ITT Technical Institute to be recertified by the U.S. Department of Education and, thereby, regain its eligibility to participate in federal student financial aid programs. Therefore, ESI estimates that eligibility to participate in federal student financial aid programs may not be regained by an ITT Technical Institute located in: (i) a Prior Approval State for up to six months following a change in control; and
(ii) a Post Approval State for up to 12 months (or, if State reauthorization is not required, for up to six months) following a change in control. Notwithstanding the foregoing, a California statute prohibits the approval of a change in control of any institution that has been found to have violated Chapter 3 of the California Education Code ("Chapter 3") in any judicial or administrative proceeding. In October 1996, the jury in Eldredge, et al. v. ITT Educational Services, Inc., et al. (the "Eldredge Case") determined that the ITT Technical Institute in San Diego, California violated Chapter 3. ESI has appealed the jury's verdict in the Eldredge Case, but it is highly unlikely that California would approve a change in control of the San Diego ITT Technical Institute unless and until: (A) ESI's appeal is successful; (B) it is determined that the jury's verdict does not constitute a finding in a judicial proceeding until all of ESI's appeals are exhausted or otherwise; or
(C)
the California statute imposing the restriction is changed or determined to be unenforceable. In addition to the Eldredge Case, five legal actions are pending against ESI alleging violations of Chapter 3 by the San Diego ITT Technical Institute and one legal action is pending against ESI alleging violations of Chapter 3 by all ten of the ITT Technical Institutes in California.

  A material adverse effect on ESI's business, financial condition and results of operations would result if a change in control of ESI occurred: (a) without the prior approvals of the Prior Approval States (and in particular, California); (b) without the continued or temporarily reinstated accreditation of the Accrediting Commissions; or (c) after the prior approvals of the Prior Approval States and the continued or temporarily reinstated accreditation of the Accrediting Commissions, if a material number of ITT Technical Institutes failed to timely (i) obtain the requisite reauthorizations from the Post Approval States or (ii) regain eligibility to participate in federal student financial aid programs from the U.S. Department of Education. In addition, the time of year at which a change in control of the Company occurs coupled with the length of time required by the ITT Technical Institutes to regain their eligibility to participate in federal student financial aid programs could have a material adverse effect on ESI's business, financial condition and results of operations and the amount of federal student financial aid program funds students can obtain to pay the education costs of attending the ITT Technical Institutes.

  Any change in control would also delay the ability of ESI to establish new technical institutes and may have other regulatory effects.

  Under agreements with ESI, ITT provides certain administrative, financial, treasury, accounting, tax and other services to ESI and makes available certain of its employee benefit plans to ESI's employees. In addition, ITT and ESI have entered into a number of intercompany agreements covering matters such as corporate governance, tax sharing arrangements, the use of the "ITT" name and registration rights. See "Certain Transactions." The terms of these agreements were established by ITT in consultation with ESI, but were executed while ESI was a wholly owned subsidiary of ITT and were not the result of arms-length negotiations. Accordingly, although ESI believes that the terms of these arrangements are reasonable, there is no assurance that the terms and conditions of these agreements, or the terms of any future arrangements between ITT and ESI, are or will be as favorable to ESI as could be obtained from unaffiliated third parties. In the event ITT ceases to own at least 50% of ESI Common Stock, these agreements will, subject to a transition period, terminate and ESI will no longer be able to use the ITT name after a period of five years (although the right to use the name may be extended for an additional five years if requested by ESI and agreed to by ITT).

  If ITT were to seek to reacquire the shares of ESI held by the public, it would likely have the power to do so over the objection of other shareholders, subject to any applicable provisions of Delaware law requiring such a transaction to be "fair" to minority shareholders.

  Conflicts of interest between ESI and ITT could arise with respect to business dealings between them, including potential acquisitions of businesses or properties, the issuance of additional securities, the election of new or additional Directors, and the payment of dividends by ESI. A conflict of interest could also arise from ITT's position as the sole and exclusive agent for ESI in any and all matters relating to ESI's federal income tax liability, which includes the sole and exclusive responsibility to prepare and file consolidated federal and consolidated or combined state income tax returns (or amended returns), to contest or compromise any asserted tax adjustment or deficiency, and to file, litigate or compromise any claim for refund on behalf of ESI. See "Certain Transactions." ESI has not instituted any formal plan or arrangement to address potential conflicts of interest that may arise between ESI and ITT. However, the Directors intend to exercise reasonable judgment and take such steps as they deem necessary under all of the circumstances in resolving any specific conflict of interest that may occur and will determine what, if any, specific measures, such as retention of an independent advisor or independent counsel or appointment of a special committee, may be necessary or appropriate. There can be no assurance that any conflicts will be resolved in favor of ESI.

                             CERTAIN TRANSACTIONS

RELATIONSHIP WITH PRINCIPAL SHAREHOLDER

  ITT beneficially owns 83.3% of the outstanding shares of ESI Common Stock. See "Security Ownership-- Principal Shareholder." In addition, three Directors of ESI (Rand V. Araskog, Robert A. Bowman and Richard S. Ward) also serve as executive officers of ITT.

  Set forth below are descriptions of certain services provided by ITT to ESI.

  TREASURY AND FINANCING SERVICES. ITT provides ESI with centralized treasury and financing services. As part of these functions, surplus cash receipts of ESI are remitted to ITT, and ITT advances cash, as necessary, to ESI. For 1996, the net amount of cash transferred from ESI to ITT, exclusive of payments for the services described below, was $17,923,000 and aggregate payments for the services described below were $18,149,000. Historically, ITT has also imputed interest to ESI reflecting an allocation of the consolidated debt of ITT based on a percentage of the net assets of ESI. For 1996, ESI received net interest income from ITT in the amount of $4,211,000. See "Agreements With Principal Shareholder--Treasury Services and Credit Facilities Agreement."

  GENERAL AND ADMINISTRATIVE SERVICES. ITT periodically provides advice and assistance to ESI with regard to certain risk management, accounting, tax and other management services. The fee for such services (the "contract service charge") is 0.25% of ESI's annual sales. For 1996, the contract service charge was $578,000. See "--Agreements With Principal Shareholder--Intercompany Agreements."

  PENSION PLAN. ESI participates in the Pension Plan, a noncontributory defined benefit pension plan which covers substantially all employees of ESI. ITT determines the aggregate amount of pension expense on a consolidated basis based on actuarial calculations, and such expense is allocated to participating units on the basis of compensation covered by the plan. Prior to December 19, 1995, ESI participated in the Old Pension Plan, which was substantially identical to the terms of the Pension Plan. See "Compensation of Executive Officers and Directors--Pension Plan." For 1996, pension expense as a percentage of covered compensation for employees over age 21 who had more than one year of service was 6.57%, which resulted in charges to ESI of $3,783,000. See "--Agreements With Principal Shareholder--Employee Benefits and Administrative Services Agreements."

  RETIREMENT SAVINGS PLAN. ESI participates in The ITT 401k Retirement Savings Plan (formerly known as the ITT Investment and Savings Plan for Salaried Employees), a defined contribution pension plan which covers substantially all employees of ESI. Employees can contribute (subject to certain Internal Revenue Service limitations) amounts ranging from 2% to 16% of base pay. ESI contributes 1% of the employee's covered pay and matches the employee's contributions at the rate of 50% up to a maximum of 5% of covered pay amounting to a maximum matching contribution of 2.5% of the employee's covered pay. ESI's non-matching and matching contributions are in the form of common shares of ITT. Federal legislation limits the annual contributions which an employee may make to The ITT 401k Retirement Savings Plan, a tax-qualified retirement plan. Accordingly, ITT has adopted, and ESI participates in, an ITT Excess Savings Plan, a non-qualified retirement plan, which enables employees who are precluded by these limitations from contributing 5% of their salary to the tax-qualified plan to make up the shortfall through salary deferrals and, thereby, receive the 1% non-matching company contribution and the 2.5% matching company contribution otherwise allowable under the tax-qualified plan. Salary deferrals, company contributions and imputed earnings are entered into a book reserve account maintained by ITT for each participant. The costs of ESI's non-matching and matching contributions are charged by ITT to ESI. For 1996, the costs of providing this benefit (including an allocation of the administrative costs of the plan) were $1,749,000. See "--Agreements With Principal Shareholder--Employee Benefits and Administrative Services Agreement."

  GROUP MEDICAL AND LIFE BENEFITS. ESI's employees are provided medical benefits and life insurance through ITT. ESI ultimately pays for all medical benefits plus an administrative processing fee, reduced by employee contributions. ITT provides stop loss coverage for individual medical claims greater than $50,000, for which ESI pays an allocated share of all claims in excess of $50,000 for all ITT subsidiaries in the United States. For 1996, payment by ESI to ITT for medical and life insurance claims totaled $3,700,000. See "--Agreements With Principal Shareholder--Employee Benefits and Administrative Services Agreement."

  WORKER'S COMPENSATION AND GENERAL LIABILITY. ESI is self-insured with respect to worker's compensation and general liability. ESI participates in the ITT claims program which provides stop loss protection for claims greater than $100,000. Amounts equal to actual claims applicable to ESI under $100,000 plus an allocation of the estimated total ITT claims in excess of $100,000 are paid to ITT. For 1996, payments by ESI for worker's compensation and general liability claims were $254,000.

  FEDERAL INCOME TAXES. ESI is included in the consolidated U.S. federal income tax return of ITT. It is generally the policy of ESI to determine its income tax provision on a separate return basis. Under an agreement with ITT, income taxes are allocated among affiliates of ITT based upon the amounts they would pay or receive if they filed a separate income tax return. For 1996, ESI's allocated federal income taxes were $8,673,000. See "--Agreements With Principal Shareholder--Tax Sharing Agreement."

AGREEMENTS WITH PRINCIPAL SHAREHOLDER

  Set forth below are descriptions of certain agreements between ESI and ITT.

  REGISTRATION RIGHTS AGREEMENT. A Registration Rights Agreement (the "Registration Rights Agreement"), among other things, provides that, upon request of ITT, ESI will register under the Securities Act of 1933 any of the shares of ESI Common Stock held by ITT for sale in accordance with ITT's intended method of disposition thereof, and will take such other action necessary to permit the sale thereof in other jurisdictions. ITT has the right to request three such registrations. ESI will pay all registration expenses (other than underwriting discounts and commissions and ITT's legal expenses) in connection with such registrations. ITT also has the right, which it may exercise at any time and from time to time in the future, to include the shares of ESI Common Stock held by it in other registrations of common equity securities of ESI initiated by ESI on its own behalf or on behalf of its shareholders. ITT will pay its pro-rata share of all incremental costs and expenses in connection with each registration by ESI or its shareholders. The rights of ITT under the Registration Rights Agreement are transferable by ITT. The Registration Rights Agreement terminates five years after the date on which ITT ceases to own at least 50% of the outstanding voting stock of ESI. ESI did not incur any cost or expense under the Registration Rights Agreement in 1996.

  TAX SHARING AGREEMENT. ESI is included in the consolidated United States federal income tax return for which ITT is the common parent and ESI's tax liability is included in the consolidated United States federal income tax liability of ITT. ESI also may be included in certain state and local tax returns of ITT or its subsidiaries.

  A Tax Sharing Agreement (the "Tax Sharing Agreement") is effective for as long as ESI is included in ITT's consolidated federal income tax return. Under the Tax Sharing Agreement, ESI pays to ITT amounts equal to the taxes that ESI would otherwise have to pay if ESI were to file separate federal, state or local income tax returns (including any amounts determined to be due as a result of a redetermination of the tax liability of ITT arising from an audit or otherwise) as if ESI were the common parent of an affiliated group filing a separate consolidated return rather than being included in ITT's consolidated federal tax return. ESI is responsible for all taxes, including assessments, if any, for prior years with respect to all other taxes payable by ESI or any of its subsidiaries.

  ITT continues to have all the rights of a common parent of a consolidated group, is the sole and exclusive agent for ESI in any and all matters relating to the United States income tax liability of ESI, has sole and exclusive responsibility for the preparation and filing of the United States consolidated federal and consolidated or combined state income tax returns (or amended returns), and has the power, in its sole discretion, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of ESI.

  INTERCOMPANY AGREEMENT. An Intercompany Agreement (the "Intercompany Agreement") relates to, among other things, the provision of certain services by ITT to ESI and restrictions on certain actions of ESI and ITT. ESI pays a fee for the provision of services by ITT and for the licensing of the use of the "ITT" trade name and service marks under the License Agreement described below equal to 0.25% of ESI's annual gross revenue. For the year ended December 31, 1996, the costs incurred by ESI under the Intercompany Agreement were $578,000. The Intercompany Agreement is cancelable by ITT at any time upon 120 days' prior written notice to ESI, or by ESI at any time upon 30 days' prior written notice to ITT. The Intercompany Agreement prohibits ESI for so long as ITT continues to beneficially own at least 50% of the outstanding shares of ESI Common Stock (a) from issuing ESI Common Stock or rights, warrants or options to purchase ESI Common Stock, (b) from issuing preferred stock or rights, warrants or options to purchase preferred stock, and (c) from amending its Restated Certificate of Incorporation or By-Laws, in each case without ITT's consent. In addition, the Intercompany Agreement provides that, for so long as ITT continues to beneficially own at least 50% of the outstanding shares of ESI Common Stock and for a period of five years thereafter, ITT will not engage directly or indirectly in the business of providing state authorized bachelor, associate and master degree programs for postsecondary students anywhere in the United States.

  Pursuant to the Intercompany Agreement, ITT provides ESI certain management and administrative services, including accounting, corporate and public relations, financial, human resources, industrial relations, intellectual property, internal audit, investor relations, risk management and tax services. The Intercompany Agreement also provides that ESI and ITT shall indemnify each other if certain liabilities are incurred in connection with ESI's initial public offering, which was consummated on December 27, 1994.

  TRADE NAME AND SERVICE MARK LICENSE AGREEMENT. Pursuant to a Trade Name and Service Mark License Agreement (the "License Agreement") ITT has granted ESI, for so long as ITT continues to beneficially own at least 50% of the outstanding shares of ESI Common Stock and for a period of five years thereafter (which period may be extended for an additional five years if requested by ESI and agreed to by ITT), a non-exclusive non-assignable license to use the trade name "ITT" and certain service marks specifically identified in the License Agreement. The License Agreement further provides that all advertising, promotion and use of the ITT trade name and service marks by ESI shall be consistent with ITT guidelines and standards, as well as subject to ITT approval in certain circumstances. If the provision of services by ITT under the Intercompany Agreement is terminated at any time during the term of the license, ESI will pay to ITT a fee under the License Agreement equal to 0.50% of ESI's annual gross revenue. In 1996, ESI did not pay any amounts to ITT under the License Agreement.

  EMPLOYEE BENEFITS AND ADMINISTRATIVE SERVICES AGREEMENT. An Employee Benefits and Administrative Services Agreement (the "Benefits Agreement") provides that ITT, for so long as ITT continues to beneficially own at least 50% of the outstanding shares of ESI Common Stock, will continue to provide benefits and administrative services to ESI's employees, in the same manner, and on the same basis, as generally provided from time to time to other participating ITT units.

  The Benefits Agreement also provides that ESI will continue to be a participating employer in the Pension Plan and the Excess Plan (the "ITT Retirement Plans"). Pursuant to the Benefits Agreement, ESI agrees to reimburse ITT for its allocable share of administration and annual expenses incurred in the operation of these plans. ESI has no current plans to transfer ESI's interest in the ITT Retirement Plans.

  The Benefits Agreement also provides that ESI employees will continue to participate in The ITT 401k Retirement Savings Plan (formerly known as the ITT Investment and Savings Plan for Salaried Employees) and the ITT Excess Savings Plan (the "ITT Savings Plans"). Pursuant to the Benefits Agreement, ESI will pay its allocable share of employer contributions and administration expenses and will remit to ITT salary reduction contributions and salary deductions under the ITT Savings Plans with respect to ESI employees. ESI has no current plans to transfer ESI's interest in the ITT Savings Plans.

  ESI participates in a variety of welfare and other non-qualified benefit programs sponsored and administered by ITT. ESI intends to continue to participate in such programs and has no immediate plans to establish independent health care and/or other non-qualified welfare benefit plans. ESI reimburses ITT for its allocable share of administration expenses associated with the operation of welfare and other non-qualified benefit programs maintained by ITT for the benefit of the employees and former employees of ESI.

  ESI retains the obligations for all claims and liabilities relating to ESI employees for worker's compensation and unemployment compensation benefits. In addition, ESI also reimburses ITT for its allocable share of administration expenses and costs associated with pooling worker's compensation insurance with ITT and its affiliates.

  TREASURY SERVICES AND CREDIT FACILITIES AGREEMENT. Pursuant to a Treasury Services and Credit Facilities Agreement (the "Treasury Agreement"), ESI remits its cash receipts to ITT on a daily basis, and ESI cash disbursements continue to be funded through ITT. See "--Relationship With Principal Shareholder--Treasury and Financial Services." Under the Treasury Agreement, interest accrues to ESI on the average net cash balance held by ITT at an interest rate set for a six or 12-month period which will be 30 basis points over the most recently published rate for six or 12-month treasury bills, as appropriate, as set forth in the Federal Reserve statistical release H.15(519). ESI and ITT have agreed that the interest rate for the 12-month period ending December 31, 1997 will be 6.3%. The Treasury Agreement also provides that ITT will make loans to ESI for general corporate purposes up to a maximum aggregate amount of $10,000,000 to the extent that the cash requirements of ESI exceed the net amount due to ESI from ITT. Interest on any loans made to ESI by ITT will accrue at prevailing market rates (reflecting a spread over a selected interbank lending rate) which will be determined at the time of any such loan. Any loans to ESI by ITT will be subject to a condition precedent that ITT directly or indirectly beneficially own at least 50% of the outstanding ESI Common Stock, as well as to customary terms and conditions based on the prevailing facts and circumstances at the time, including the independent credit standing of ESI. To date, no loans have been made by ITT to ESI.

FUTURE TRANSACTIONS

  Except as described in this section, ESI does not intend to, and it has been advised by ITT that ITT does not intend to cause ESI to, directly or indirectly, enter into any material transaction (including, without limitation, the purchase, sale, lease or exchange of any property or assets) with ITT. If they do enter into such transactions, ITT and the directors and officers of ITT who are also Directors and officers of ESI may have conflicts of interest with respect to matters concerning ESI and ITT. The Directors of ESI have a fiduciary obligation to resolve any conflicts of interest and to deal fairly and in good faith on behalf of ESI. The Directors intend to exercise reasonable judgment and take such steps as they deem necessary under all of the circumstances in resolving any specific conflict of interest that may occur and will determine what, if any, specific measures, such as retention of an independent advisor or independent counsel or appointment of a special committee, may be necessary and appropriate.

DIRECTORS' AND OFFICERS' INSURANCE

  Insurance policies in the name of ITT provide for the indemnification of ESI Directors and officers, as well as for the reimbursement to ESI for amounts paid by ESI above certain limits in indemnifying its Directors and officers.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  The date by which shareholder proposals must be received by ESI for inclusion in proxy materials relating to the 1998 Annual Meeting of Shareholders is November 28, 1997.

                                                                        ANNEX A

           1997 ITT EDUCATIONAL SERVICES, INC. INCENTIVE STOCK PLAN

  The following is the text of the 1997 ITT Educational Services, Inc. Incentive Stock Plan:

1. PURPOSE

  The purpose of the 1997 ITT Educational Services, Inc. Incentive Stock Plan is to motivate and reward superior performance on the part of employees of ITT Educational Services, Inc. and its subsidiaries and to thereby attract and retain employees of superior ability. In addition, the Plan is intended to further opportunities for stock ownership by such employees in order to increase their proprietary interest in ITT Educational Services, Inc. and, as a result, their interest in the success of the Company. Awards will be made, in the discretion of the Committee, to Key Employees (including officers and directors who are also employees) whose responsibilities and decisions directly affect the performance of any Participating Company and its subsidiaries. Such incentive awards may consist of stock options, stock appreciation rights payable in stock or cash, performance shares, restricted stock or any combination of the foregoing, as the Committee may determine.

2. DEFINITIONS

  When used herein, the following terms shall have the following meanings:

  "Acceleration Event" means the occurrence of an event defined in Section 9 of the Plan.

  "Act" means the Securities Exchange Act of 1934.

  "Annual Limit" means the maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year as provided in Section 3 of the Plan.

  "Award" means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares or Restricted Stock, or any combination of the foregoing.

  "Award Agreement" means the written agreement evidencing each Award granted to a Key Employee under the Plan.

  "Beneficiary" means the beneficiary or beneficiaries designated pursuant to
Section 10 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.

  "Board" means the Board of Directors of the Company.

  "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

  "Committee" means the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

  "Company" means ITT Educational Services, Inc. and its successors and assigns.

  "Fair Market Value", unless otherwise indicated in the provisions of this Plan, means, as of any date, the composite closing price for one share of Stock on the New York Stock Exchange or, of no sales of Stock have taken place on such date, the composite closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.

  "Incentive Stock Option" means a stock option qualified under Section 422 of the Code.

  "Key Employee" means an employee (including any officer or director who is also an employee) of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries.

  "Limited Stock Appreciation Right" means a stock appreciation right which shall become exercisable automatically upon the occurrence of an Acceleration Event as described in Section 9 of the Plan.

  "Option" means an option awarded under Section 5 of the Plan to purchase Stock of the Company, which may be an Incentive Stock Option or a non-qualified stock option.

  "Participating Company" means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, "Participating Company" means the Company or any corporation which at the time such Option is granted qualifies as a "subsidiary" of the Company under
Section 425(f) of the Code.

  "Performance Share" means a performance share awarded under Section 6 of the Plan.

  "Plan" means the 1997 ITT Educational Services, Inc. Incentive Stock Plan, as the same may be amended, administered or interpreted from time to time.

  "Plan Year" means the calendar year.

  "Retirement" means eligibility to receive immediate retirement benefits under a Participating Company pension plan.

  "Restricted Stock" means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.

  "Right" means a stock appreciation right awarded in connection with an Option under Section 5 of the Plan.

  "Stock" means the common stock ($0.01 par value) of the Company.

  "Total Disability" means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

3. SHARES SUBJECT TO THE PLAN

  The aggregate number of shares of Stock which may be awarded under the Plan in any Plan Year shall be subject to an annual limit. The maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year shall be 1.5 percent (1.5%) of the total of the issued and outstanding shares of Stock as reported in the Annual Report on Form 10-K of the Company for the fiscal year ending immediately prior to any Plan Year. Any unused portion of the Annual Limit for any Plan Year shall be carried forward and be made available for awards in succeeding Plan Years.

  In addition to the foregoing: (i) in no event shall more than four million fifty thousand (4,050,000) shares of Stock be cumulatively available for Awards of incentive stock options under the Plan; (ii) no more than twenty percent (20%) of the total number of shares on a cumulative basis shall be available for restricted stock and performance share Awards; (iii) for any Plan Year, no individual employee may receive an Award of stock options for more than sixty-seven thousand five hundred (67,500) shares; and (iv) until such time as ITT Corporation, in a transaction or series of transactions approved by the ITT Corporation Board of Directors, ceases to own at least 80.1% of the issued and outstanding Stock, in no event shall the number of shares of Stock available for Awards under the Plan be equal to or greater than a number which could cause ITT Corporation to own less than 80.1% of the issued and outstanding Stock.

  Subject to the above limitations, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares or shares held by the Company in treasury or from shares purchased in the open market.

  For the purpose of computing the total number of shares of Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Stock which equal the value of performance share Awards, in each case determined as of the dates on which such Awards are granted. If any Awards under the Plan are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock or are exchanged for other Awards, the shares of Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option granted under the Plan may be available for subsequent Awards; provided, however, that such shares may be awarded only to those participants who are not directors or executive officers (as that term is defined in the rules and regulations under Section 16 of the Act).

4. GRANT OF AWARDS AND AWARD AGREEMENTS

  (a) Subject to the provisions of the Plan, the Committee shall: (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock subject to each Award; and (iv) determine the terms and conditions of each Award.

  (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement. Such agreement shall be subject to and incorporate the express terms and conditions of each Award.

5. STOCK OPTIONS AND RIGHTS

  (a) With respect to Options and Rights, the Committee shall: (i) authorize the granting of Incentive Stock Options, non-qualified stock options or a combination of Incentive Stock Options and non-qualified stock options; (ii) authorize the granting of Rights which may be granted in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option;
(iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.

  (b) Any option issued hereunder which is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

  (c) Rights may be granted only to Key Employees who may be considered directors or officers of the Company for purposes of Section 16 of the Act.

  (d) The exercise period for a non-qualified stock option and any related Right shall not exceed ten years and two days from the date of grant, and the exercise period for an Incentive Stock Option and any related Right shall not exceed ten years from the date of grant.

  (e) The exercise price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted.

  (f) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments; provided, however, the period during which a Right is exercisable shall commence no earlier than six months following the date the Option or Right is granted.

  (g) The exercise price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or Stock already owned by the optionee having a total Fair Market Value equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

  (h) Unless Section 9 shall provide otherwise, Rights granted to a director or officer shall terminate when such person ceases to be considered a director or officer of the Company subject to Section 16 of the Act.

  (i) In case of termination of employment, the following provisions shall apply:

    (A) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her Option may be exercised in full by the person or persons to whom the Key Employee's rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within five years after the date of the Key Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

    (B) If the Key Employee's employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above. Any such Options not fully exercisable immediately prior to such optionee's retirement shall become fully exercisable upon such retirement unless the Committee, in its sole discretion, shall otherwise determine.

    (C) Except as provided in Section 9, if the Key Employee shall voluntarily resign before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Options or Rights shall be canceled coincident with the effective date of the termination of employment.

    (D) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

  (j) No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee to whom the Option or Right is granted (or his or her estate or designated beneficiary).

  (k) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code. No Incentive Stock Option shall be granted which would permit a Key Employee to acquire, through the exercise of Incentive Stock Options in any calendar year, shares of any capital stock of the Company or any Participating Company having an aggregate Fair Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000. The foregoing limitation shall be determined by assuming that the Key Employee will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Key Employee who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Participating Company, the exercise price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value per share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

  (l) With respect to the exercisability and settlement of Rights:

    (i) Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (A) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (B) a specified amount which shall not, subject to Section 5(e), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify in cash, the issuance or transfer to the Key Employee of whole shares of Stock with a Fair Market Value at such time equal to any excess, or a combination of cash and shares of Stock with a combined Fair Market Value at such time equal to any such excess, all as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.

    (ii) For the purposes of Subsection (i) of this Section 5(l), in the case of any such Right or portion thereof, other than a Right related to an Incentive Stock Option, exercised for cash during a "window period" specified by Rule 16b-3 under the Act, the Fair Market Value of the Stock at the time of such exercise shall be the highest composite daily closing price of the Stock during such window period.

    (iii) In the event of the exercise of such Right, the Company's obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.

6. PERFORMANCE SHARES

  (a) Subject to the provisions of the Plan, the Committee shall: (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards of Performance Shares are to be made; (ii) determine the performance period (the "Performance Period") and performance objectives (the "Performance Objectives") applicable to such Awards; (iii) determine the form of settlement of a Performance Share; and (iv) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Stock at such date; provided that the Committee may limit the aggregate amount payable upon the settlement of any Award. The maximum award for any individual employee in any given year shall be one hundred thousand (100,000) Performance Shares.

  (b) The Committee shall determine a Performance Period of not less than two nor more than five years. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

  (c) The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon one or more of the following objective criteria, as the Committee deems appropriate: earnings per share, return on equity, cash flow or total shareholder return of the Company. If, during the course of a Performance Period, there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

  (d) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Shares or the percentage of Performance Shares which shall be paid to the Key Employee or member of the group of Key Employees if the applicable Performance Objectives are met in whole or in part.

  (e) If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, Retirement or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company, that Key Employee may, as determined by the Committee, be entitled to payment in settlement of such Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period and prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period unless the Committee shall otherwise determine.

  (f) Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, with payment to commence as soon as practicable after the end of the relevant Performance Period.

7. RESTRICTED STOCK

  (a) Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest.

  (b) Except when the Committee determines otherwise pursuant to Section 7(d), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company.

  (c) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

  (d) In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Key Employee's Restricted Stock.

  (e) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

  (f) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

  (g) Subject to Section 7(e) and Section 8, each Key Employee entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Key Employee, bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and be subject to appropriate stop-transfer orders.

8. CERTIFICATES FOR AWARDS OF STOCK

  (a) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to: (i) the listing of such shares on any stock exchange on which the Stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

  (b) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

  (c) Except for the restrictions on Restricted Stock under Section 7, each Key Employee who receives Stock in settlement of an Award of Stock, shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right or Performance Share shall have any right as a shareholder with respect to any shares covered by his or her Option, Right or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares.

9. ACCELERATION EVENTS

  (a) For the purposes of this Plan, an Acceleration Event shall occur if: (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company, ITT Corporation or a subsidiary of the Company, or any employee benefit plan sponsored by the Company, ITT Corporation or a subsidiary of the Company, is the beneficial owner directly or indirectly of 20 percent or more of the outstanding Stock of the Company; (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company, ITT Corporation or a subsidiary of the Company, or any employee benefit plan sponsored by the Company, ITT Corporation or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of 15 percent or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of Stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (iv) there shall have been a change in a majority of the members of the Board within a 12-month period, unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.

  (b) Notwithstanding any provisions in this Plan to the contrary:

    (i) Each outstanding Option granted under the Plan shall become immediately exercisable in full for the aggregate number of shares covered thereby and all related Rights shall also become exercisable upon the occurrence of an Acceleration Event described in this Section 9 and shall continue to be exercisable in full for cash for a period of 60 calendar days beginning on the date that such Acceleration Event occurs and ending on the 60th calendar day following that date; provided, however, that (A) no Right shall become exercisable earlier than six months following the date the Right is granted, and (B) no Option or Right shall be exercisable beyond the expiration date of its original term.

    (ii) Options and Rights shall not terminate and shall continue to be fully exercisable for a period of seven months following the occurrence of an Acceleration Event in the case of an employee who is terminated other than for just cause or who voluntarily terminates his or her employment because he or she in good faith believes that as a result of such Acceleration Event he or she is unable effectively to discharge his or her present duties or the duties of the position he or she occupied just prior to the occurrence of such Acceleration Event. For purposes of Section 9 only, termination shall be for "just cause" only if such termination is based on fraud, misappropriation or embezzlement on the part of the employee which results in a final conviction of a felony. Under no circumstances, however, shall any Option or Right be exercised beyond the expiration date of its original term.

    (iii) Any Right or portion thereof may be exercised for cash within the 60-calendar-day period following the occurrence of an Acceleration Event with settlement, except in the case of a Right related to an Incentive Stock Option, based on the "Formula Price" which shall be the highest of
  (A) the highest composite daily closing price of the Stock during the period beginning on the 60th calendar day prior to the date on which the Right is exercised and ending on the date such Right is exercised, (B) the highest gross price paid for the Stock during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission or (C) the highest gross price paid or to be paid for a share of Stock (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in this
  Section 9 as constituting an Acceleration Event.

    (iv) Upon the occurrence of an Acceleration Event, Limited Stock Appreciation Rights shall automatically be granted as to any Option with respect to which Rights are not then outstanding; provided, however, that Limited Stock Appreciation Rights shall be provided at the time of grant of any Incentive Stock Option subject to exercisability upon the occurrence of an Acceleration Event. Limited Stock Appreciation Rights shall entitle the holder thereof, upon exercise of such rights and surrender of the related Option or any portion thereof, to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess, if any, of the Formula Price as that term is defined in Section 9 over the option price of the Stock as provided in such Option; provided that in the case of the exercise of any such Limited Stock Appreciation Right or portion thereof related to an Incentive Stock Option, the Fair Market Value of the Stock at the time of such exercise shall be substituted for the Formula Price. Each such Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first business day following the occurrence of such Acceleration Event and ending on the 60th day following such date and only to the same extent the related Option is exercisable. In the case of persons who are considered directors or officers of the Company for purposes of Section 16 of the Act, Limited Stock Appreciation Rights shall not be so exercisable until they have been outstanding for at least six months. Upon exercise of a Limited Stock Appreciation Right and surrender of the related Option, or portion thereof, such Option, to the extent surrendered, shall not thereafter be exercisable.

    (v) The restrictions applicable to Awards of Restricted Stock issued pursuant to Section 7 shall lapse upon the occurrence of an Acceleration Event and the Company shall issue stock certificates without a restrictive legend. Key Employees holding Restricted Stock on the date of an Acceleration Event may tender such Restricted Stock to the Company which shall pay the Formula Price as that term is defined in Section 9; provided, such Restricted Stock must be tendered to the Company within 60 calendar days of the Acceleration Event.

    (vi) If an Acceleration Event occurs during the course of a Performance Period applicable to an Award of Performance Shares pursuant to Section 6, then the Key Employee shall be deemed to have satisfied the Performance Objectives and settlement of such Performance Shares shall be based on the Formula Price, as defined in this Section 9.

10. BENEFICIARY

  (a) Each Key Employee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.

  (b) If no such Beneficiary designation is in effect at the time of a Key Employee's death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

11. ADMINISTRATION OF THE PLAN

  (a) Each member of the Committee shall be both a member of the Board and a "disinterested person" within the meaning of Rule 16b-3 under the Act or successor rule or regulation. No member of the Committee shall be, or shall have been, eligible to receive an Award under the Plan or any other plan maintained by any Participating Company to acquire stock, stock options, stock appreciation rights, performance shares or restricted stock of a Participating Company at any time within the one year immediately preceding the member's appointment to the Committee.

  (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

  (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

  (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

  (e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate to the chief executive officer or other members of senior management, except that Awards to Key Employees who are executive officers or directors shall be made solely by the Committee and subject to compliance with Rule 16b-3 of the Act.

  (f) If an Acceleration Event has not occurred and if the Committee determines that a Key Employee has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option (including any related Right) as has not yet become exercisable at the time of termination, terminate any Performance Share Award for which the Performance Period has not been completed or terminate any Award of Restricted Stock for which the Restriction Period has not lapsed.

12. AMENDMENT, EXTENSION OR TERMINATION

  The Board may, at any time, amend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary to avoid the application of Section 162(m) of the Code and the Treasury regulations issued thereunder. However, no amendment shall, without approval by a majority of the Company's stockholders: (a) alter the group of persons eligible to participate in the Plan; (b) except as provided in Section 13, increase the maximum number of shares of Stock which are available for Awards under the Plan; (c) materially increase the benefits accruing to participants under the Plan; or
(d) extend the period during which awards may be granted beyond ten years and two days from the effective date of this Plan, as provided below in

Section 15. If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to a prior Award.

13. ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK

  In the event of any reorganization, merger, recapitalization, consolidation, liquidation, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the Committee may make such adjustment in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option and the number of shares subject to restricted stock awards, as the Committee deems equitable.

14. MISCELLANEOUS

  (a) Except as provided in Section 9, nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees, unless the Company shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(e) with respect to Restricted Stock.

  (b) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Key Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

  (c) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any government or regulatory agency as may be required.

  (d) The terms of the Plan shall be binding on the Company and its successors and assigns.

  (e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

  (f) Insofar as Key Employees who are directors or officers subject to
Section 16 of the Act are concerned (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3 and its successors; (ii) all transactions involving Key Employees who are directors or officers are subject to such conditions, regardless of whether such conditions are expressly set forth in the Plan; and (iii) any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to Key Employees who are directors or officers.

15. EFFECTIVE DATE AND TERM OF PLAN

  The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company. No Award shall be granted under this Plan after the Plan's termination date. The Plan's termination date shall be ten years and two days from the effective date, unless sooner terminated under
Section 12 hereof. The Plan will continue in effect for existing Awards as long as any such Award is outstanding.

                        ITT Educational Services, Inc.
                     5975 Castle Creek Parkway, N. Drive
                                P.O. Box 50466
                          Indianapolis, IN 46250-0466

Dear Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of ITT Educational Services, Inc. ("ESI") to be held at 1:00 p.m. on Tuesday, May 13, 1997, at The Carlton, 923 16/th/ & K Streets, NW, Washington, D.C. 20006, for the following purposes:

1. To consider and vote upon two proposals described in the Proxy Statement providing for:

      Proposal One:  Election of four Directors to serve until the 2000 Annual
                     Meeting of Shareholders and until their successors are elected and have qualified.

      Proposal Two:  Approval of the adoption by ESI of the 1997 ITT Educational
                     Services, Inc. Incentive Stock Plan.

2. To act upon such other matters that may properly come before the meeting.

   All shareholders of record at the close of business on March 14, 1997 will be entitled to vote at the meeting.

   To be sure that your vote is counted, please complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will help reduce the expense of additional proxy solicitation.

If you plan to attend the Annual Meeting in person, detach and bring this letter to the meeting as an admission ticket.

                                  Sincerely  yours,



                                  /s/ Rene R. Champagne
                                  Rene R. Champagne
                                  Chairman, President
                                     and Chief Executive Officer


                        .   Detach Proxy Card Here   .


--------------------------------------------------------------------------------
Directors recommend a vote FOR proposals one and two

ONE:  Election of Directors         FOR all nominees        WITHHOLD AUTHORITY to vote               *EXCEPTIONS
                                    listed below  [_]       for all nominees listed below [_]                   [_]

Director Nominees: Bette B. Anderson, Rand V. Araskog, Leslie Lenkowsky and Margita E. White.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
            --------------------------------------------------------------------

TWO: Approval of the adoption by ESI of the 1997 ITT Educational Services, Inc. Incentive Stock Plan.

FOR  [_]  AGAINST  [_]  ABSTAIN    [_]


      In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.


          Change of Address and
          or Comments Mark Here      [_]


          Note: Please add your title if you are signing for a corporation or other business entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity.

          Date:__________________________, 1997

          __________________________________________________________
                                  Signature

Please mark, sign, date and return this proxy promptly using the enclosed envelope.

          Votes MUST be indicated
          (x)   in Black or Blue Ink. [_]

                        .   Detach Proxy Card Here   .
--------------------------------------------------------------------------------


                        ITT EDUCATIONAL SERVICES, INC.
                      5975 CASTLE CREEK PARKWAY, N. DRIVE
                                P.O. BOX 50466
                          INDIANAPOLIS, IN 46250-0466

                                 P  R  O  X  Y

   PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Clark D. Elwood or Edward G. Hartigan or Gene A. Baugh, as proxy, each with power to appoint his or her substitute and hereby authorizes each of them at the annual meeting of shareholders of ITT Educational Services, Inc. ("ESI") to be held at 1:00 p.m. on May 13, 1997 at The Carlton, 923 16/th/ & K Streets, NW, Washington, D.C. 20006, and at any adjournments thereof to vote all shares of ESI common stock which the undersigned could vote if personally present as designated on the reverse side of this proxy and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting.

Please specify your choices by marking the appropriate boxes on the reverse side of this proxy. The shares represented by this proxy will be voted as designated by you on the reverse side, or if no designation is made will be voted for proposals one and two. The proxy committee cannot vote your shares unless you sign and return this proxy.

SEE REVERSE SIDE                       ITT EDUCATIONAL SERVICES, INC.
                                       P.O. Box 11170
                                       NEW YORK, NY  10203-0170